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                                                                    Exhibit 99.2







                            ASSET PURCHASE AGREEMENT

                          DATED AS OF FEBRUARY 16, 2004

                                  BY AND AMONG

                            J&L SPECIALTY STEEL, LLC,

                                  ARCELOR S.A.,

                             JEWEL ACQUISITION LLC,

                                       AND

                          ALLEGHENY LUDLUM CORPORATION



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                            ASSET PURCHASE AGREEMENT

         This is an Asset Purchase Agreement (this "AGREEMENT"), dated as of February 16, 2004, by and among J&L Specialty Steel, LLC, a Delaware limited liability company ("SELLER"), Arcelor S.A., a Luxembourg corporation ("PARENT"), Jewel Acquisition LLC, a Delaware limited liability company ("BUYER), and Allegheny Ludlum Corporation, a Pennsylvania corporation ("ALC").

         Seller is engaged in the business of manufacturing and selling flat rolled stainless steel (the "BUSINESS").

         Seller owns and desires to sell and assign to Buyer certain of Seller's assets used or held for use in the Business. Buyer desires to purchase such assets from Seller.

         Certain terms used in this Agreement are defined separately in Article VII and are integral to this Agreement.

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties hereto, intending to by legally bound, agree as follows:

                                   ARTICLE I.
                        THE SALE AND PURCHASE TRANSACTION

         1.1. SALE AND PURCHASE OF THE PURCHASED ASSETS. At the Closing, Seller shall sell and transfer to Buyer, and Buyer shall purchase from Seller, free and clear of all Encumbrances other than Permitted Encumbrances, all of Seller's assets, properties and business of every kind, nature and description, wherever located and whether real, personal or mixed, tangible or intangible, in electronic form or otherwise, and whether or not having any value for accounting purposes or carried or reflected on or specifically referred to in its books or financial statements, except as set forth below and except those assets specifically excluded pursuant to Section 1.2 or set forth on Schedule 1.2. This sale and purchase transaction is subject to the conditions described in Article
II. The properties, business, goodwill and assets of Seller to be sold and transferred to Buyer hereunder (collectively, the "PURCHASED ASSETS") shall include the following:

         (A) That portion of the Real Property, as is more particularly described on Schedule 1.1(a), as is designated in writing by Buyer to Seller not later than March 31, 2004;

         (B) All of Seller's machinery, equipment, components, parts, tooling, tools, dies, jigs, spare parts, supplies and materials;

         (C) All of Seller's inventories of raw materials, work-in-process, parts, subassemblies and finished goods, and all other materials and supplies to be used or consumed by Seller in the

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production of finished goods, wherever located and whether or not obsolete or carried on Seller's books of account;

         (D) All of Seller's other tangible personal property, including office furniture, office equipment and supplies, leasehold improvements, vehicles and computers;

         (E) All of Seller's advance payments, rental deposits, prepaid items, claims, deferred charges, rights of offset and credits and claims for refund, in each case with respect to the Purchased Assets;

         (F) All notes and accounts receivable and other rights to payments from customers of Seller, including trade accounts receivable from goods shipped, products sold or services rendered, and the full benefit of all security for such accounts or rights to payment;

         (G) All of Seller's books, records, manuals, documents, books of account, whether inscribed on tangible medium or stored in electronic or other medium, including sales and credit reports, client and customer lists, literature, brochures, advertising material, maintenance records, service and warranty records, referral sources, research and development records, production records, equipment logs, operating guides and manuals, financial and accounting records, creative materials, advertising materials, promotional materials, studies, reports, correspondence and other similar documents and, subject to Legal Requirements, copies of all personnel records in each case with respect to the Purchased Assets and/or the Transferred Employees, as the case may be;

         (H) All of Seller's rights under Contracts identified on Schedule 1.1(h) and all outstanding offers and solicitations made to or by Seller identified on Schedule 1.1(h) to the extent such Contracts, offers and solicitations are designated in writing by Buyer to Seller not later than March 31, 2004, and those Contracts, offers and solicitations made or entered into by Seller in the ordinary course after the date hereof and prior to the Closing Date;

         (I) All of Seller's intangible rights and property, including goodwill and rights in and to the name "J&L Specialty Steel" and in any other tradename, trademark, fictitious name or service mark, or any variant of any of them, and any applications therefor or registrations thereof, and any other forms of Intellectual Property, and all of Seller's research related to the Business conducted by Seller, all of Seller's development facilities and inventions and work-in-process or a part thereof, and all rights to Seller's Software, telephone numbers, facsimile numbers, e-mail addresses, Internet sites, Internet addresses and domain names thereof and other listings;

         (J) All of the Governmental Authorizations and all pending applications for issuance or renewal thereof to the extent that they may be legally transferred by agreement;

         (K) All rights to proceeds from Seller's insurance policies after the Closing Date for events occurring prior to the Closing Date, to the extent arising from or relating to the Purchased Assets or the Assumed Liabilities and otherwise not arising from or relating to the Seller Liabilities.


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         (L) All of Seller's assets, other than Retained Assets, not otherwise identified above that are employed by Seller in connection with the Business;
and

          (M) All of Seller's choses in action, causes of action and judgments, all express and implied warranties and all existing and inchoate claims, rights and remedies related to any of the foregoing or the Assumed Liabilities, other than choses in action, causes of action and judgments, express and implied warranties and existing and inchoate claims, rights and remedies against Affiliates of Seller (excluding the Receivables payable to Seller by Affiliates of Seller included in Net Working Capital), which shall be Retained Assets.

         1.2. RETAINED ASSETS. Seller shall retain and the Purchased Assets shall not include the following assets:

         (A) the consideration to be delivered to Seller pursuant to, and all other rights under, this Agreement and the Other Agreements to which Seller is a party;

         (B) all proceeds from Seller's insurance policies, other than those described in Section 1.1(k);

         (C) Seller's company seals, certificates of incorporation and formation, limited liability company operating agreement, minute books, stock books, Tax Returns, equity records, books of account or other records relating to the organization of Seller and its predecessors as entities, all qualifications to do business as a foreign company and all arrangements with registered agents relating to foreign qualifications;

         (D) all claims, choses in action, causes of action and judgments in respect of any litigation matter identified on Schedule 4.12 and with respect to any other Liability other than the Assumed Liabilities;

         (E) those Contracts identified on Schedule 1.2;

         (F) all books and records related to the Retained Assets and the Seller Liabilities;

         (G) advance payments, rental deposits, prepaid items, claims, deferred charges, rights of offset and credits and claims for refund other than those described in Section 1.1(e);

         (H) all rights of Seller to use any service marks, service names, trademarks, trade names, domain names, logos or brand names of, or sublicensed to Seller by, any Affiliate of Seller (including any derivatives thereof) or blueprints, drawings, designs, manuals, documentation or other intellectual property rights under any Contract identified on Schedule 1.2 or attributable to or that are used or usable exclusively in Seller's manufacturing of products for Parent or any other Affiliate of Seller (the "EXCLUDED INTELLECTUAL PROPERTY");

         (I) all personnel records related to non-Transferred Employees or that Seller is required by law to retain in its possession;

         (J) the Retained Real Property;



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         (K) all cash, cash in banks, cash equivalents, investments, including stock, debt, instruments, options and other instruments and securities, and bank and mutual fund accounts;

         (L) all accounts or notes receivable owed to Seller by Parent or any Affiliate of Parent included on Schedule 1.2(l);

         (M) refunds or claims for refunds of Taxes paid by Seller, including Seller's federal income tax refund for the four-year period ending on December 31, 1994 of approximately $1.5 million;

         (N) all shares of capital stock or other ownership interests held by Seller in any Subsidiary;

         (O) all payments, deposits or other prepaid expenses with respect to any of Seller's, or any of Seller's Affiliates, representatives or any of the Retained Assets;

         (P) all insurance policies, fidelity or surety bonds or fiduciary liability policies covering the Purchased Assets, the Business or the operations, employees, officers or directors of Seller, all of Seller's rights of every nature and description under or arising out of such policies and bonds, as well as all rights under past and current policies of insurance held by Seller (to the extent of any coverage for Seller Liabilities);

         (Q) the Benefit Plans and all assets maintained pursuant to or in connection with the Benefit Plans; and

         (R) all other assets set forth on Schedule 1.2 (collectively, the "RETAINED ASSETS").

         1.3. ASSUMED LIABILITIES. At the Closing, Buyer shall assume and agree to perform, pay or discharge, when due, to the extent not theretofore performed, paid or discharged, (i) each of the trade accounts payable (other than trade accounts payable to any Related Party of Seller, except trade accounts payable to the vendors identified on Schedule 1.3(i) in the amounts set forth thereon) reflected on the Balance Sheet that remains unpaid at and is not delinquent as of the Closing Date (trade payables subject to payment arrangements specifically disclosed on Schedule 1.1(h) are deemed not to be delinquent provided that Seller performs in accordance with the disclosed payment arrangements) and any trade accounts payable (other than trade accounts payable to any Related Party of Seller, except for trade accounts payable to the vendors identified on
Schedule 1.3(i)) incurred by Seller as a result of the purchase of raw materials, energy, supplies and other similar items incident to the manufacture of stainless steel in accordance with the operating plan set forth on Schedule
3.1 (the "OPERATING PLAN") between the date of the Balance Sheet and the Closing Date that remain unpaid at and are not delinquent as of the Closing Date and do not together exceed $55,600,000 in the aggregate (the "TRADE ACCOUNTS PAYABLE") and (ii) those liabilities specifically described on Schedule 1.3(ii) (the "SCHEDULED LIABILITIES", and together with the Trade Accounts Payable, the "ASSUMED LIABILITIES"). The Assumed Liabilities shall not include any expenses of Seller incurred in connection with this Agreement and the Contemplated Transactions, including all accounting, legal and brokers' fees.


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         1.4. SELLER LIABILITIES. Notwithstanding anything else herein to the contrary, Buyer does not hereby and shall not assume or in any way undertake to pay, perform, satisfy or discharge any Liability of Seller or any Predecessor existing before, on or after the Closing Date or arising out of any transactions entered into, or any state of facts existing, before, on or after the Closing Date, and whether or not related to or arising out of any of the Purchased Assets, except for the Assumed Liabilities (the "SELLER LIABILITIES"), and Seller acknowledges that it remains solely liable for all the Seller Liabilities, including, without limitation, (i) any Environmental Liability with respect to the Business, the Real Property or the Purchased Assets to the extent arising out of any facts or circumstances existing at any time on or before the Closing Date, (ii) any Liability of Seller or any Predecessor arising under ERISA, and (iii) any Liability of Seller or any Predecessor arising under the Benefit Plans. Parent acknowledges that Buyer does not hereby assume or in any way undertake to pay, perform, satisfy or discharge, (i) the Seller Liabilities, including any Seller Liabilities to Parent or any other Affiliate of Seller or Parent, or (ii) any Liability of any Affiliate of Seller.

         1.5. PURCHASE PRICE. The purchase price for the Purchased Assets (the "PURCHASE PRICE") shall be an amount equal to the Net Working Capital of Seller derived from Seller's March 31, 2004 balance sheet (or the most recent available month-end balance sheet of Seller subsequent to March 31, 2004 that is available prior to the Closing Date) (the "REFERENCE NET WORKING CAPITAL"), as adjusted by the Purchase Price Adjustment and Section 1.12.

         1.6. PAYMENT.

         (A) DELIVERIES. Buyer shall deliver the Purchase Price to Seller at the Closing as follows:

         (i) Seven Million Five Hundred Thousand US Dollars ($7,500,000) by wire transfer of immediately available federal funds;

         (ii) Seven Million Five Hundred Thousand US Dollars ($7,500,000) in the form of a non-negotiable, non-transferable Promissory Note of ALC in the form attached hereto as Exhibit A (the "ALC PROMISSORY NOTE"); and

         (iii) The balance of the Purchase Price, subject to adjustment by the Purchase Price Adjustment, Section 1.6(c) and Section 1.12, in the form of a non-negotiable, non-transferable, secured Promissory Note of the Buyer in the form attached hereto as Exhibit B (the "BUYER PROMISSORY NOTE" and together with the ALC Promissory Note, the "PROMISSORY NOTES").

         (B) PURCHASE PRICE ADJUSTMENT. The Purchase Price Adjustment shall be paid by means of an increase or decrease, as the case may be, in the principal amount of the Buyer Promissory Note within three Business Days after the Purchase Price Adjustment is finally determined.

         (C) PROMISSORY NOTES. Buyer shall offset and recoup against amounts due under the Buyer Promissory Note any amounts otherwise due by Seller to Buyer hereunder, including Seller's indemnification obligations under this Agreement and the inventory and Receivables


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adjustments as set forth in Section 1.12. Buyer may offset and recoup against the ALC Promissory Note Seller's indemnification obligations under
Section 6.2(c).

         1.7. PURCHASE PRICE ADJUSTMENT. The Purchase Price shall be adjusted after the Closing as follows (the "PURCHASE PRICE ADJUSTMENT"): If the Closing Net Working Capital is less than the Reference Net Working Capital, then the Purchase Price shall be reduced dollar-for-dollar by the amount of the deficiency. If the Closing Net Working Capital is greater than the Reference Net Working Capital, then the Purchase Price shall be increased dollar-for-dollar by the amount of the excess. The Purchase Price Adjustment shall be without prejudice to Buyer's rights of indemnification under Article VI.

         1.8. CLOSING STATEMENT.

         (A) PREPARATION OF CLOSING STATEMENT. After the Closing, Buyer shall prepare a statement (the "CLOSING STATEMENT") of Net Working Capital as of the close of business on the Closing Date (the "CLOSING NET WORKING CAPITAL"). The Closing Statement shall be prepared in accordance with GAAP applied on a basis consistent with the Reference Net Working Capital. The parties shall conduct a physical count of the inventory of Seller as of the close of business on or about the Closing Date. The Auditors and Seller's accountants may observe the inventory count which shall be used to prepare the Closing Statement. Buyer shall engage the Auditors to examine the Closing Statement in accordance with generally accepted auditing standards and make all adjustments necessary for the Closing Statement to be presented in accordance with GAAP. Buyer shall bear the fees and expenses of the Auditors.

         (B) DELIVERY OF CLOSING STATEMENT. Buyer shall deliver the Closing Statement and its determination of the resulting Purchase Price Adjustment to Seller accompanied by the report of the Auditors within 60 days after the Closing Date. The Auditors' report shall state without qualification that, in the Auditors' opinion, the Closing Statement presents fairly the Closing Net Working Capital in conformity with GAAP and Section 1.8(a). Buyer shall provide Seller with full access to all information, including books, records, work papers and backup materials used by Buyer in preparing the Closing Statement. The Closing Statement delivered to Seller shall be conclusive and binding on the parties for purposes of determining the Purchase Price Adjustment, unless Seller notifies Buyer of Seller's disagreement with the Purchase Price Adjustment in writing within 30 days after Seller's receipt of the Closing Statement. Seller's notice must state with specificity the amounts and the reasons for Seller's disagreement.

         (C) ARBITRATION. If Seller notifies Buyer of its disagreement with the Purchase Price Adjustment, Buyer and Seller shall use their good faith efforts to agree on the amount of the Purchase Price Adjustment. If Buyer and Seller do not agree on the amount of the Purchase Price Adjustment within 30 days following Seller's receipt of the Closing Statement, Buyer and Seller shall promptly engage a nationally recognized firm of independent accountants to resolve their dispute. In the absence of prompt agreement on the identity of the independent accountants, the parties shall engage the Chicago office of the accounting firm of PricewaterhouseCoopers to resolve the dispute within 90 days of the engagement. Seller and Buyer shall furnish or cause to be furnished to the independent accountants such work papers and other documents and information relating to the disputed issues as the independent accountants may request and are available to that party or its agents and shall be afforded the


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opportunity to present to the independent accountants any material relating to the disputed issues and to discuss the issues with the independent accountants. Absent fraud, the independent accountants' decision shall be final, binding and conclusive upon the parties and shall be the parties' sole and exclusive remedy regarding any dispute concerning the Purchase Price Adjustment, except as provided in Article VI. Buyer and Seller shall share equally the fees and expenses of the independent accountants with respect to the dispute.

         1.9. ALLOCATION OF PURCHASE PRICE. The Purchase Price shall be allocated among the Purchased Assets in accordance with the allocation set forth in IRS Form 8594 attached as Schedule 1.9. Seller shall timely and properly prepare, execute, file and deliver any and all documents, forms and authorizations (including powers of attorney) as Buyer may reasonably request in order to prepare and report such allocation (including any amendments thereto) to Taxing authorities. Buyer shall prepare and deliver a final IRS Form 8594 to Seller within 45 days after the Closing Date. Buyer and Seller shall report the federal, state and local income and other tax consequences of the purchase and sale contemplated hereby, including those required by IRC Section 1060 and IRS Form 8594, in a manner consistent with such allocation and shall not take any position inconsistent therewith upon examination of any tax return, in any refund claim, in any litigation, or otherwise. Any Purchase Price Adjustment shall be allocated by Buyer among the Purchased Assets consistent with the allocation set forth on Schedule 1.9 and shall be binding upon Seller.

         1.10. PASSAGE OF TITLE. Title to all Purchased Assets shall pass from Seller to Buyer at Closing, subject to the terms and conditions of this Agreement. Buyer assumes no risk of loss to the Purchased Assets prior to Closing.

         1.11. CERTAIN CONSENTS. Nothing in this Agreement shall be construed as an attempt to assign any Contract or Governmental Authorization included in the Purchased Assets and as to which all the remedies for the enforcement thereof enjoyed by Seller would not, as a matter of law, pass to Buyer as an incident of the assignments provided for by this Agreement, without an applicable Legal Approval or Consent. If any such Legal Approvals or Consents are not obtained, Buyer shall have the option of electing either to (i) consummate the Contemplated Transactions and forego any one or more of such assignments and not assume the obligations and liabilities under any one or more of such Contracts or Governmental Authorizations designated by Buyer upon notice to Seller (in which case the rights and obligations under such specified Contracts and Governmental Authorizations shall be Retained Assets and Seller Liabilities, respectively), or (ii) consummate the Contemplated Transactions without such Legal Approvals and Consents, subject to Seller's commitment in this Section
1.11. With respect to each such Contract (other than Contracts identified on Schedule 1.2) and Governmental Approval not subject to the notice identified in option (i) immediately preceding, Seller shall, at the request and under the direction of Buyer, in the name of Seller or otherwise as Buyer shall specify, take all commercially reasonable action (including the appointment of Buyer as attorney-in-fact for Seller) and do or cause to be done all such commercially reasonable things as shall in the opinion of Buyer or its counsel be necessary or proper (i) to assure that the rights of Seller under such Contracts and Governmental Authorizations shall be preserved for the benefit of Buyer, (ii) to facilitate receipt of the consideration to be received by Seller in and under every such Contract and Governmental Authorization, which consideration shall be held for the exclusive benefit of, and shall be delivered to, Buyer, and (iii) continue to use its commercially


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reasonable efforts to obtain such Legal Approvals and Consents as soon as reasonably possible after Closing. Nothing in this Section 1.11 shall in any way diminish Seller's obligations hereunder to obtain all Consents or Legal Approvals and to take all such other actions prior to or at Closing as are necessary to enable Seller to convey or assign valid title to all Contracts and Governmental Authorizations to Buyer.

         1.12 INVENTORY AND RECEIVABLES ADJUSTMENT. To the extent that Buyer is unsuccessful in selling the inventory included in the Purchased Assets within six (6) months after the Closing Date at a price at least equal to its cost, Buyer shall notify Seller of Buyer's intent to write-off that inventory ("INVENTORY ADJUSTMENT NOTICE"). If Seller notifies Buyer of its disagreement with the Inventory Adjustment Notice within 30 days following receipt of the Inventory Adjustment Notice, Buyer and Seller shall use their good faith efforts to agree on the items in dispute. If Buyer and Seller do not agree on the items set forth in the Inventory Adjustment Notice, Buyer and Seller shall promptly engage a nationally recognized firm of independent accountants to resolve the disputed items. The principal amount of the Buyer Promissory Note will be reduced effective as of the Closing Date by an amount equal to the aggregate adjustment as set forth in the Inventory Adjustment Notice as finally determined. Seller shall have the option, exercisable within 15 days after such final determination, to elect to treat any such inventory as a Retained Asset and the principal amount of the Buyer Promissory Note shall be adjusted accordingly. To the extent that Buyer is unsuccessful in collecting all or any portion of the Receivables within 180 days of the Closing Date, upon advance written notice to Seller, the principal amount of the Buyer Promissory Note will be reduced effective as of the Closing Date by an amount equal to the aggregate amount of such unpaid Receivables and such unpaid Receivables shall be assigned (together with the full benefit of all security for such Receivables) to Seller for collection and deemed Retained Assets.

                                   ARTICLE II.
                   CLOSING; CONDITIONS TO CLOSING; TERMINATION

         2.1. CLOSING. The parties shall consummate the purchase and sale of the Purchased Assets and the consummation of the other Contemplated Transactions (the "CLOSING") at 1:00 p.m., local time, on the later of (such later date, the "CLOSING DATE"): (i) May 3, 2004, and (ii) the date two (2) Business Days after satisfaction of the conditions set forth in Sections 2.2 and 2.3 below. Closing shall be effective, and all references herein to "Closing" and "Closing Date" shall mean, 12:01 a.m., local time, on the Closing Date. The Closing shall occur at the offices of Kirkpatrick & Lockhart LLP, Henry W. Oliver Building, 535 Smithfield Street, Pittsburgh, Pennsylvania 15222-2312. The Closing may occur at such other date, time and place as the parties may agree. The rights and obligations of the parties if there is no Closing are set forth in Section 2.5.

         2.2. CONDITIONS PRECEDENT TO OBLIGATION OF BUYER AND ALC. The obligation of Buyer and ALC to proceed with the Closing is subject to the fulfillment prior to or at Closing of the conditions set forth in this Section
2.2. Any one or more of these conditions may be waived in whole, or in part, by Buyer and ALC at Buyer's and ALC's option.


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         (A) INTEGRATION TRIALS. On or before March 15, 2004, the results of the integration trials testing the combined operational capabilities of ALC and Seller shall be satisfactory to Buyer and ALC in their sole and absolute discretion.

         (B) DUE DILIGENCE. On or before March 31, 2004, Buyer shall have completed to its satisfaction its business and legal due diligence investigation of Seller, its properties, the Purchased Assets, including the items set forth in the Schedules, and the Business (including the prospects of the Business) and shall not have discovered any facts, circumstances, Seller Liabilities or conditions that, in Buyer's sole discretion, may adversely affect the value of the Purchased Assets or the Business or that may adversely affect the ability of the Business to meet Buyer's financial expectations for the Business. Without limiting the foregoing, on or before March 31, 2004, (i) Buyer shall have confirmed that there are no Regulated Materials present at any Real Property in material violation of any Environmental Law or that may require material Environmental Remedial Action and (ii) Buyer shall have received all environmental site assessment reports that it, in its sole discretion, deems necessary with respect to the Real Property, which reports shall be acceptable in form and substance to Buyer in its sole discretion. Seller and Parent acknowledge that Buyer has not reviewed the matters set forth in the Schedules and that nothing contained in the Schedules shall limit Buyer's rights under this Section 2.2(b).

         (C) LENDER APPROVAL. On or before April 15, 2004, any requisite consent to the Contemplated Transactions of the lenders under the primary credit facility to which ALC is a party shall have been obtained on terms and conditions satisfactory to ALC in its sole discretion.

         (D) COLLECTIVE BARGAINING AGREEMENTS. On or before April 30, 2004, ALC shall have modified its collective bargaining agreements with the USWA on terms satisfactory to ALC in its sole and absolute discretion, and ALC's bargaining unit employees shall have ratified such agreements. On or before April 30, 2004, the collective bargaining agreements covering the employees of Seller to be hired by Buyer shall have been modified and ratified on terms satisfactory to ALC in its sole and absolute discretion or the existing collective bargaining agreements covering the employees of Seller shall have been terminated and new collective bargaining agreements with Buyer covering the employees of Seller shall have been approved and ratified on terms satisfactory to ALC in its sole and absolute discretion.

         (E) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller contained in Article IV shall be accurate and complete, individually and collectively, in all respects (i) as of the date of this Agreement and (ii) as of the Closing Date as if made on the Closing Date, except for any failures to be accurate and complete, individually or collectively, as have not resulted or would not reasonably be expected to result in a Material Adverse Effect or a material adverse effect on Buyer's ability to consummate the Contemplated Transactions.

         (F) AGREEMENTS. Seller shall have performed, in all material respects, all of the covenants and agreements and complied with, in all material respects, all of the provisions required by this Agreement to be performed or complied with, individually and collectively, by it at or before the Closing Date.

         (G) LITIGATION. No Legal Requirement shall be in effect that prohibits or threatens to prohibit the Contemplated Transactions or that would limit or adversely affect Buyer's


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ownership of the Purchased Assets. No Legal Proceeding instituted by a
Governmental Body shall be pending, or to the knowledge of Seller, threatened challenging the lawfulness of the Contemplated Transactions, seeking to prevent or delay any of the Contemplated Transactions or seeking relief by reason of the Contemplated Transactions or that, if true, would result in a Material Adverse Effect.

         (h) NO MATERIAL ADVERSE CHANGE; OPERATING PLAN. Between the date of this Agreement and the Closing Date, (i) there shall have been no material adverse change, regardless of insurance coverage, in the Business, the Purchased Assets taken as a whole, results of operations or condition, financial or otherwise, of Seller; and (ii) the Business shall have been operated and shall have performed in all material respects in accordance with the Operating Plan.

         (I) CLOSING CERTIFICATE. Seller shall have delivered a certificate, dated as of the Closing Date, in form and substance reasonably satisfactory to Buyer certifying to the fulfillment of the conditions set forth in subparagraphs
(e), (f), (g) and (h) of this Section 2.2. The contents of that certificate shall constitute a representation and warranty of Seller as of the Closing Date and shall be deemed relied upon by Buyer and ALC and fully incorporated in this Agreement.

         (J) LEGAL APPROVALS. Each party to this Agreement shall have received all Legal Approvals necessary to consummate the Contemplated Transactions. Without limiting the foregoing, (i) the waiting period under the HSR Act with respect to the Contemplated Transactions shall have expired or earlier terminated, (ii) all requisite notice periods under the WARN Act shall have expired, and (iii) Seller shall have received all Legal Approvals identified on
Schedule 4.3.

         (K) CONSENTS. Each party to this Agreement shall have received all material Consents, including the Consents identified on Schedule 4.3.

         (L) GOVERNMENTAL AUTHORIZATIONS. Buyer shall have received:

                  (I) all Governmental Authorizations necessary to own and operate the Purchased Assets, Real Property and the Business, in form and substance reasonably satisfactory to Buyer and on terms and conditions that do not create a Regulatory Material Adverse Effect; or

                  (II) reasonable assurances from such Governmental Bodies, in a form reasonably satisfactory to Buyer (which may be in the form of comfort letters or other acceptable documentation from such Governmental Bodies), that:

                           (A) the Governmental Authorizations set forth on
                  Schedule 4.14 will be transferred or issued effective on the Closing Date; or

                           (B) (I) Buyer has submitted all required applications
                  to obtain such Governmental Authorizations, (II) such consents or approvals will be issued at or following Closing in the ordinary course without additional terms and conditions other than as stated in the comfort letter or other documentation, and without additional terms and conditions stated in such comfort letter or other documentation that would create a Regulatory Material Adverse Affect; and (III) Buyer's ownership and operation of the

                  Purchased Assets, Real Property and Business at and following the Closing may be lawfully conducted under the Governmental Authorizations previously issued to Seller pending the transfer, issuance or reissuance of such Governmental Authorizations to Buyer.

         (M) ENCUMBRANCES. All Encumbrances, other than Permitted Encumbrances, on any Purchased Assets shall have been terminated or removed as of the Closing Date.

         (N) TITLE INSURANCE. Buyer shall have obtained for the Real Property owned in fee simple by Seller and described on Schedule 1.1(a) (the "OWNED REAL PROPERTY") final marked commitments to issue to Buyer ALTA (1990-Form B with appropriate state endorsements) owner and leasehold policies of title insurance in coverage amounts equal to the fair market values of the Owned Real Property or leasehold interests, insuring good and marketable fee simple title to the Owned Real Property and good title to such leasehold interests with mechanic's liens coverage and such endorsements as Buyer may have reasonably requested and with exceptions only for ALTA standard printed exceptions (other than mechanic's and materialmen's liens and rights of possession). All costs and expenses incurred in connection with obtaining such marked commitments and endorsements other than costs and expenses associated with any documents to be delivered or actions to be taken by Seller pursuant to this Agreement shall be paid by Buyer.

         (O) OTHER DELIVERIES. Buyer shall have received with respect to the Owned Real Property:

                  (I) surveys of such property which conform to the standards set forth in the ALTA/ACSM 1999 Minimum Standard Detail Requirements for Land Title Surveys, which include Items 1-4, 6, 8, 10, 11 and 14-16 of Table A thereof, which satisfy the applicable accuracy standards for land surveys adopted by ACSM, the National Society of Professional Surveyors and ALTA, and which disclose no state of facts inconsistent with the representations and warranties of Seller set forth in Section 4.16 hereof, with all costs and expenses incurred in connection with obtaining such surveys to be paid by Buyer;

                  (II) ALTA extended coverage statements/affidavits executed by Seller in form and substance reasonably satisfactory to Buyer's title insurer regarding title, mechanic's liens and such other customary matters as may be reasonably requested by Buyer title insurer; and

                  (III) a certificate, duly executed and acknowledged by an officer of Seller under penalties of perjury, in the form prescribed by Treasury Regulation Section 1.1445-2(b)(2)(iii)(B), including (A) Seller's name, address and U.S. employer identification number and (B) that Seller is not a "foreign person."

         (P) SUBDIVISION APPROVALS. Seller shall have either (i) received the necessary Legal Approvals from the applicable Governmental Bodies for any and all subdivisions necessary to separate the Owned Real Property from the Retained Real Property pursuant to one or more subdivision plans or plats reasonably acceptable to Buyer, which subdivision plans and plats shall have been recorded in the applicable Governmental Body recording offices, or (ii) delivered lease and purchase arrangements reasonably satisfactory to Buyer with respect to any such Owned Real Property for which such Legal Approvals are pending.

         (Q) TRANSITION SERVICES AGREEMENT. Parent shall have entered into a transition services agreement with Buyer and ALC, in a form to be agreed upon among the parties on or prior to March 31, 2004, pursuant to which Parent shall provide technical assistance for a period of two years to the extent reasonably requested by Buyer with respect to operation of the DRAP Line at the Seller's Midland, Pennsylvania facility with an agreed per diem and reimbursement of expenses (the "TRANSITION SERVICES AGREEMENT").

         (R) TRADE ACCOUNTS PAYABLE. Buyer shall have received a complete and accurate list of the Trade Accounts Payable as of a date not more than two (2) Business Days prior to the Closing Date. As of the Closing Date, the ratio of Trade Accounts Payable to Receivables shall not be greater than 1.35:1.00.

         (S) RECEIVABLES. Buyer shall have received a complete and accurate list of Receivables as of the Closing Date.

         (T) CLOSING DELIVERIES. Buyer shall also have received the other documents referred to in Section 2.4(a).

         (U) CLOSING DOCUMENTS. All certificates and other documents delivered by Seller to Buyer under this Agreement shall be reasonably satisfactory to Buyer in form and substance.

         2.3. CONDITIONS PRECEDENT TO OBLIGATION OF SELLER AND PARENT. The obligation of Seller and Parent to proceed with the Closing is subject to the fulfillment prior to or at Closing of the conditions set forth in this Section
2.3. Any one or more of these conditions may be waived in whole, or in part, by Seller and Parent at Seller's and Parent's option, respectively.

         (A) COLLECTIVE BARGAINING AGREEMENTS. On or before April 30, 2004, ALC shall have negotiated collective bargaining agreements with the USWA effective as of and after the Closing covering those bargaining unit employees of Seller to be hired by Buyer, on terms and conditions satisfactory to Buyer in its sole and absolute discretion, and such agreements shall have been ratified by affected employees of Seller. On or before April 30, 2004, Seller, Parent, and the USWA shall have negotiated amendments to, or the termination of, Seller's collective bargaining agreements on terms satisfactory to Seller and Parent in their sole and absolute discretion.

         (B) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer and ALC contained in Article V shall be accurate and complete, individually and collectively, in all material respects (i) as of the date of this Agreement and (ii) as of the Closing Date as if made on the Closing Date. The representations and warranties of Buyer and ALC contained in Article V that contain an express materiality qualifier shall be accurate and complete, individually and collectively, in all respects (i) as of the date of this Agreement and (ii) as of the Closing Date as if made on the Closing Date.

         (C) AGREEMENTS. Buyer and ALC shall have performed, in all material respects, all of the covenants and agreements and complied with, in all material respects, all of the provisions required by this Agreement to be performed or complied with by them at or before the Closing Date.

         (D) LITIGATION. No Legal Requirement shall be in effect that prohibits or threatens to prohibit the Contemplated Transactions. No Legal Proceeding instituted by a Governmental Body shall be pending or threatened challenging the lawfulness of the Contemplated Transactions, seeking to prevent or delay any of the Contemplated Transactions or seeking relief by reason of the Contemplated Transactions.

         (E) LEGAL APPROVALS. Each party to this Agreement shall have received all Legal Approvals necessary to consummate the Contemplated Transactions. Without limiting the foregoing, the waiting period under the HSR Act with respect to the Contemplated Transactions shall have expired or earlier terminated and Buyer shall have received all Legal Approvals identified on
Schedule 4.3.

         (F) CLOSING CERTIFICATE. Buyer and ALC shall have delivered a certificate, dated as of the Closing Date, in form and substance reasonably satisfactory to Seller and Parent certifying to the fulfillment of the conditions set forth in subsections (b), (c) and (d) of this Section 2.3. The contents of that certificate shall constitute a representation and warranty of Buyer and ALC as of the Closing Date and shall be deemed relied upon by Seller and Parent and fully incorporated in this Agreement.

         (G) CLOSING DOCUMENTS. Seller shall also have received the documents referred to in Section 2.4(b). All certificates and other documents delivered by Buyer to Seller under this Agreement shall be reasonably satisfactory to Seller in form and substance.

         2.4. DELIVERIES AND PROCEEDINGS AT CLOSING.

         (A) DELIVERIES BY SELLER AND PARENT. Seller and, as specified, Parent, shall deliver to Buyer at the Closing:

                  (I) A general warranty deed or deeds to the Owned Real Property in a form reasonably acceptable to Buyer, which shall include, as applicable, all necessary grants of easements required as a result of the subdivision of the Owned Real Property pursuant to Section 2.2(p), accompanied by all applicable realty transfer tax returns, declarations or other filings, duly executed and acknowledged by Seller, and an assignment and assumption of lease for the Real Property leased by Seller as lessee, in a form reasonably acceptable to Buyer, duly executed by Seller.

                  (II) An Assignment and Assumption Agreement, duly executed by Seller.

                  (III) Assignments of all transferable or assignable licenses, Governmental Authorizations and warranties relating to the Purchased Assets and of any trademarks, trade names, patents and other Intellectual Property that constitutes Purchased Assets, including a Registrant Name Change Agreement - Transfer, for the domain name "www.jlspecialty.com", duly executed and in forms reasonably acceptable to Buyer.

                  (IV) Title certificates to any motor vehicles included in the Purchased Assets duly executed by Seller (together with any other transfer forms necessary to transfer title to such vehicles).

                  (V) Such other deeds, bills of sale, assignments, certificates of title, documents and other instruments of transfer and conveyance as may reasonably be requested by Buyer to transfer the Purchased Assets, each in form and substance reasonably satisfactory to Buyer and its legal counsel and executed by Seller.

                  (VI) Certificates of the appropriate public officials dated not more than 10 days prior to the Closing Date to the effect that Seller is a validly existing entity in good standing in its state of formation.

                  (VII) Incumbency and specimen signature certificates dated as of the Closing Date, signed by the officers of Seller and certified by its Secretary.

                  (VIII) Correct and complete copies of the (A) Governing Documents of Seller dated not more than 10 days prior to the Closing Date, certified by the Secretary of State of its state of formation, and (B) the operating agreement or other similar agreement of Seller, certified by an appropriate officer.

                  (IX) A certificate of an appropriate officer of Seller (A) setting forth all resolutions of the governing body of Seller and Parent, as the case may be, authorizing the execution and delivery of this Agreement and the performance by Seller and Parent of the Contemplated Transactions, and (B) stating that the Governing Documents of Seller delivered under Section 2.4(a)(viii) were in effect on the date of adoption of those resolutions, the date of execution of this Agreement and the Closing Date.

                  (X) Amendments to Seller's Governing Documents and all other actions necessary to change Seller's name to one sufficiently dissimilar to Seller's present name, in Buyer's reasonable judgment, to avoid confusion.

                  (XI) If requested by Buyer, any consents or other instruments that may be required to permit Buyer's qualification in each jurisdiction in which Seller is licensed or qualified to do business as a foreign corporation under the name "J&L Specialty Steel" or any derivative thereof.

                  (XII) Delivery of copies of all Consents required by Section 2.2(k) and evidence of satisfaction of all Legal Approvals required in Section 2.2(j).

                  (XIII) A copy of each recorded subdivision plan or plat as required by Section 2.2(o)or such other arrangement as contemplated by Section 2.2(p).

                  (XIV) The Transition Services Agreement as required by Section 2.2(q).

                  (XV) A sublease reasonably satisfactory to Seller and Buyer with respect to a designated portion of Seller's head office premises until December 31, 2004.

                  (XVI) Such other agreements and documents as Buyer may reasonably request to more fully consummate the Contemplated Transactions.

         (B) DELIVERIES BY BUYER AND ALC. Buyer and ALC shall deliver or cause to be delivered to Seller at the Closing:

                  (I) (A) A wire transfer of immediately available federal funds in accordance with Section 1.6(a)(i) according to wire transfer instructions delivered by Seller (with accompanying Federal tax identification number) to Buyer in writing at least five days prior to the Closing Date, (B) the Promissory Notes and (C) all documents necessary to evidence first mortgages and first priority, perfected security interests (in each case, subject to Encumbrances which shall have attached prior to the Closing) on all of the Real Property, machinery and equipment forming part of the Purchased Assets, which will secure payment of the Buyer Promissory Note, such security documents in form reasonably satisfactory to Seller.

                  (II) A counterpart of the Assignment and Assumption Agreement, duly executed by Buyer.

                  (III) A certificate of the appropriate public official dated not more than 10 days prior to the Closing Date to the effect that each of Buyer and ALC is a validly existing corporation in its state of incorporation or formation.

                  (IV) Incumbency and specimen signature certificates signed by the appropriate officers of Buyer and ALC and certified by the Secretary of each of Buyer and ALC.

                  (V) The Transition Services Agreement as required by Section 2.2(q).

                  (VI) Correct and complete copies of (A) the Governing Documents (other than the bylaws) of Buyer and ALC as of a date not more than 10 days prior to the Closing Date, certified by the Secretary of State of the state of Buyer's and ALC's incorporation or formation, as the case may be, and (B) the bylaws of Buyer and ALC as of the Closing Date, certified by the Secretary of Buyer or ALC, as the case may be.

                  (VII) Certificates of the Secretaries of Buyer and ALC (A) setting forth the respective resolutions of the Board of Directors of Buyer and ALC authorizing the execution and delivery of this Agreement and the performance by Buyer and ALC of the Contemplated Transactions, certified by the Secretary of Buyer or ALC, as the case may be, and (B) stating that the Governing Documents of Buyer and ALC delivered under Section 2.4(b)(v) were in effect on the date of adoption of those resolutions, the date of execution of this Agreement and the Closing Date.

                  (VIII) Such other agreement and documents as Seller or Parent may reasonably request to more fully consummate the Contemplated Transactions.

         2.5. TERMINATION PRIOR TO CLOSING.

         (A) EVENTS OF TERMINATION. This Agreement may be terminated by written notice at any time prior to the Closing by: (i) the consent of the parties; (ii) Buyer and ALC, subject to

Section 3.6(h), if (A) any of the conditions specified in Section 2.2 shall not have been fulfilled (or if satisfaction becomes impossible) on or before June 30, 2004 (or such earlier date as is specified in Sections 2.2(a), (b), (c) or (d)) and shall not have been waived by Buyer and ALC, or (B) Buyer and ALC notify Seller and Parent that any of the conditions set forth in Sections 2.2
(a), (b), (c) or (d) have not been fulfilled prior to the date for satisfaction of such conditions set forth in Sections 2.2 (a), (b), (c) or (d) as applicable;
(iii) Seller and Parent, if (A) any of the conditions specified in Section 2.3 shall not have been fulfilled (or if satisfaction becomes impossible) on or before June 30, 2004 shall not have been waived by Seller and Parent, or (B) Seller and Parent receive notice from Buyer and ALC that any of the conditions set forth in Sections 2.2 (a), (b), (c) or (d) have not been fulfilled prior to the date for satisfaction of such conditions set forth in the Sections 2.2 (a),
(b), (c) or (d) as applicable; (iv) Buyer and ALC, if a material breach of any provision of this Agreement has been committed by Seller or Parent and such breach has not been waived by Buyer and ALC, provided that if the breach is curable through the exercise of Seller's or Parent's commercially reasonable efforts, then Buyer and ALC may only terminate ten Business Days after Seller or Parent, as applicable, shall have received written notice of such breach from Buyer and ALC (so long as Seller continues to use commercially reasonable efforts to cure such breach), it being understood that Buyer and ALC may not terminate this Agreement if such breach is cured within such ten Business Day period; or (v) Seller and Parent, if a material breach of any provision of this Agreement has been committed by Buyer or ALC and such breach has not been waived by Seller and Parent, provided that if the breach is curable through the exercise of Buyer's commercially reasonable efforts, then Seller and Parent may only terminate ten Business Days after Buyer shall have received written notice of such breach from Seller and Parent (so long as Buyer and ALC continue to use commercially reasonable efforts to cure such breach), it being understood that Seller and Parent may not terminate this Agreement if such breach is cured within such ten Business Day period.

         (B) CONSEQUENCES OF TERMINATION. If this Agreement is terminated by consent of the parties, no party shall have any obligation to any other party as a result of that termination. If any party terminates this Agreement for any reason other than described in Section 2.5(a), such party shall be liable to the other for any material breach of this Agreement by such party which breach led to such termination. Each party shall also be entitled to any other remedy to which it may be entitled at law or in equity, including injunctive relief and specific performance, in the event of a termination of this Agreement. If the Closing does not occur on or before June 30, 2004, and no party's material breach of this Agreement was the cause of the failure to Close by that date, then no party shall have any liability to any party under this Agreement, and this Agreement shall terminate. All rights and obligations of the parties set forth in this Section 2.5 and Sections 3.3, 3.4, and 8.1 shall survive termination of this Agreement.

         (C) EXCEPTIONS; TERMINATION FEE. Notwithstanding the foregoing, if (i) Seller becomes the debtor in a bankruptcy or similar proceeding (other than an involuntary bankruptcy proceeding if Seller is operating at all times, in all material respects, in accordance with the Operating Plan) and (ii) this Agreement (A) is rejected by Seller or (B) is not approved by the bankruptcy court or applicable Governmental Body on or before June 24, 2004, then within three Business Days following such event (but in the case of (B), no later than June 30, 2004), Parent shall pay to Buyer in cash by wire transfer in immediately available funds to an account designated by Buyer a termination fee in an amount equal to Two Million Five Hundred

Thousand US Dollars ($2,500,000) (the "TERMINATION FEE"). The Termination Fee constitutes liquidated damages, because calculation of actual damages would be speculative, and the Termination Fee represents the parties' reasonable estimate of actual damages.

         2.6. FULFILLMENT OF CONDITIONS AND AGREEMENTS PRIOR TO CLOSING; LEGAL APPROVALS AND CONSENTS. Each party shall cooperate with the others and use commercially reasonable efforts to take, or cause to be taken, all action and do, or cause to be done, all things necessary, proper or advisable, including taking all commercially reasonable actions to make or obtain any and all Legal Approvals and Consents, to consummate and make effective the Contemplated Transactions, including making all filings under applicable Legal Requirements. Without limiting the foregoing, prior to the Closing, the parties shall take all commercially reasonable actions and do all commercially reasonable things necessary, proper or advisable to consummate and make effective as promptly as practicable the Contemplated Transactions and to cooperate with the other parties in connection with the foregoing, including using their commercially reasonable efforts (i) to secure all Legal Approvals and Consents from Governmental Bodies or third parties as may be required in order to enable parties to effect the Contemplated Transactions and to enable Buyer to conduct the Business in substantially the same manner as it was conducted prior to the Closing Date, (ii) to lift or rescind any injunction or restraining order against the Contemplated Transactions, (iii) to effect any necessary registrations and filings and (iv) to fulfill the conditions to closing within the reasonable control of the parties. Promptly after the date hereof, the parties shall file the required notifications with the Federal Trade Commission ("FTC") and the Antitrust Division of the Department of Justice ("DOJ") pursuant to and in compliance with the HSR Act. The parties hereto shall not intentionally or negligently delay submission of information requested by FTC and DOJ under the HSR Act or any applicable foreign filings under applicable Legal Approvals and shall use their respective commercially reasonable efforts promptly to supply, or cause to be supplied, such information and shall request early termination of the applicable waiting period. Notwithstanding the foregoing, neither Buyer nor ALC shall be required to take any action to comply with any Legal Requirement or agree to the imposition of any Order that would
(x) prohibit or restrict the ownership or operation by Buyer of any material portion (or any portion in the case of any Order of FTC or DOJ) of the Business or Purchased Assets, (y) compel Buyer or ALC to dispose of or hold separate any material portion of its assets or the Business (or any portion of its assets or Business in the case of any Order of FTC or DOJ), or (z) impose any material limitation (or any limitation in the case of any Order of FTC or DOJ) on the ability of Buyer to own or operate the Business.

                                  ARTICLE III.
                                CERTAIN COVENANTS

         3.1. CONDUCT OF BUSINESS PENDING THE CLOSING. Between the date of this Agreement and the Closing Date, unless Buyer otherwise consents in writing, Seller shall conduct its affairs as follows:

         (A) OPERATIONS; COMPLIANCE. The Business shall be conducted as a going concern consistent with the Operating Plan. Seller shall maintain the Purchased Assets consistent with past practice and shall comply in a timely fashion with the provisions of all material Contracts, Governmental Authorizations and Legal Requirements. Seller shall use commercially reasonable efforts to keep its business organizations intact, keep available the services of its present employees and preserve the goodwill of its suppliers, customers and others having business relations with it. Seller shall maintain in full force and effect its insurance policies, in effect as of the date hereof, subject only to variations required by the ordinary operations of the Business. In the alternative, Seller shall obtain prior to the lapse of any such policy substantially similar coverage with insurers of recognized standing.

         (B) TRANSACTIONS. Seller shall not: (i) make any distributions (other than distributions of cash in the ordinary course of business); (ii) enter into or amend any material Contract or Governmental Authorization, the performance of which may extend beyond the Closing, except in the ordinary course of business, consistent with past practice; (iii) enter into or make any material amendment to any employment or consulting Contract that is not terminable at will and without penalty or continuing obligation; (iv) fail to pay any material Tax or any other material Liability or charge when due, other than charges contested in good faith by appropriate proceedings and brought to the attention of Buyer; (v) intentionally fail to collect any material Receivable or fail to pay any material accounts payable and pursuant to the terms of any such Receivable or account payable; (vi) take any action or omit to take any action that will cause a breach or termination of any material Contract or Governmental Authorization, other than termination by fulfillment of its terms in the ordinary course of business; (vii) allow the levels of raw materials, supplies or other materials included in the inventories to vary materially from the levels contemplated by the Operating Plan; or (viii) take any action that is likely to result in the occurrence of any event described in Section 4.7 or cause the material breach or inaccuracy of any other representation and warranty in Article IV as of the date of this Agreement or on the Closing Date. Seller shall confer with Buyer prior to implementing operational decisions of a material nature, and shall otherwise report periodically to Buyer concerning the status of Seller's business, operations and finances.

         (C) ACCESS, INFORMATION AND DOCUMENTS. Seller shall give to Buyer and to Buyer's employees, representatives and agents (including accountants, actuaries, financial advisors, attorneys, environmental consultants and engineers) reasonable access during normal business hours and on reasonable notice to all of the properties, books, Contracts, commitments, records, officers, other personnel and accountants (including any independent public accountants and their audit workpapers concerning Seller) of Seller except to the extent prohibited by law. Seller shall furnish to Buyer, at Buyer's cost, all such documents and copies of documents and all information with respect to the properties, Seller Liabilities, financial position and performance and affairs of Seller as Buyer may reasonably request. In addition, Buyer shall have the right to have the Real Property and tangible personal property inspected by Buyer, at Buyer's sole cost and expense, for purposes of determining the physical condition and legal characteristics of the Real Property and tangible personal property. Buyer shall conduct no subsurface investigation of the Real Property of the sort referred to as a Phase II environmental assessment without the prior written consent of Seller.

         3.2. CERTAIN TAX MATTERS.

         (A) PAYMENT OF TAXES ON THE SALE OF THE PURCHASED ASSETS. Subject to Buyer's obligations hereunder, Seller shall pay in a timely manner all Taxes resulting from or payable in connection with the sale of the Purchased Assets pursuant to this Agreement, regardless of the person on whom such Taxes are imposed by Legal Requirements. All transfer, documentary, sales, use, stamp, registration and other such Taxes, and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with consummation of the transactions contemplated by this Agreement shall be borne equally by Buyer and Seller when due, and each party will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such Taxes, fees and charges.

         (B) MUTUAL COOPERATION. Buyer and Seller shall each assist the other as may reasonably be requested by either of them with the preparation of any Tax Return, any Tax audit, or any judicial or administrative proceedings relating to any Tax. In addition, each party shall retain and provide the other with any records or information that may be relevant to such Tax Return, Tax audit, proceeding or determination. The party requesting assistance under this Section shall reimburse the party providing assistance for direct expenses incurred in providing such assistance.

         3.3. PUBLICITY. No Party shall issue any press release or otherwise make any announcements to the public regarding this Agreement or the Contemplated Transactions without the prior written consent of the other Party hereto, except as required by any applicable Legal Requirements. Seller and Buyer shall consult concerning the means by which the employees, customers, and suppliers and others having dealings with Seller will be informed of the Contemplated Transactions, and Buyer shall have the right to be present for, and to speak at, information meetings with the employees of Seller.

         3.4. CONFIDENTIALITY. Buyer, Parent and Seller shall abide by the terms and conditions of that certain Confidentiality Agreement by and among the parties dated as of December 19, 2003. ALC hereby agrees to be bound, and to abide by, the terms and conditions of such confidentiality agreements as if it were a signatory thereto.

         3.5. NOTIFICATION. Between the date of this Agreement and the Closing Date, Seller and Buyer shall promptly notify the other in writing if it becomes aware of any fact or condition that causes or constitutes, or would cause or constitute, a material breach of any of the representations and warranties contained in Article IV, or would cause a breach had such representation and warranty been made at the time of such occurrence. Seller and Buyer also shall promptly notify the other of the occurrence of any material breach of any covenant by it or any other party in this Agreement or of the occurrence of any event that may make the satisfaction of the conditions in Article II impossible or unlikely.

         3.6. CERTAIN TRANSITIONAL MATTERS.

         (A) COLLECTION OF ACCOUNTS RECEIVABLE. Seller agrees that Buyer, from and after the Closing, shall have the right and authority to collect for Buyer's own account all accounts receivable and other items which shall be transferred to Buyer as provided herein. Buyer agrees that Seller, from and after the Closing, shall have the right and authority to collect for Seller's own account all accounts receivable and other items which shall not be transferred to Buyer as provided herein or which shall be transferred to Seller pursuant to Section 1.12.

         (B) ENDORSEMENT OF CHECKS. From and after the Closing, Buyer shall have the right and authority to retain and endorse without recourse the name of Seller on any check or any other evidences of indebtedness received by Buyer on account of any of the Business and Purchased Assets transferred to Buyer hereunder. Seller shall have the right and authority to retain and endorse without recourse the name of Buyer on any check or any other evidences of indebtedness received by Seller on account of any of the Retained Assets not transferred to Buyer hereunder and any unpaid Receivables assigned to Seller for collection pursuant to Section 1.12.

         (C) REMIT FUNDS. After the Closing, Seller and Buyer shall promptly transfer and deliver to Buyer or Seller, as the case may be, any cash or other property, if any, that it may receive related to the Business or the Purchased Assets or the Retained Assets, as applicable, and to which the other is entitled pursuant to the terms of this Agreement. Without limiting the generality of the foregoing, Buyer shall remit to Seller any insurance proceeds received by Buyer under Seller's insurance policies arising from claims which are subject to indemnification under Article VI of this Agreement to the extent Buyer has received indemnification in respect of such claims from Seller pursuant to
Article VI of this Agreement.

         (D) USE OF NAME "J&L SPECIALTY STEEL". Promptly after the Closing, Seller shall change its name to a name bearing no resemblance to its present name.

         (E) ASSISTANCE.

                  (I) Seller shall cooperate with and assist Buyer, ALC and their authorized representatives in order to provide, to the extent reasonably requested by Buyer, an efficient transfer of control and use of the Purchased Assets.

                  (II) Seller, to the best of its ability under the prevailing circumstances, will cooperate with Buyer and its counsel in the contest or defense of, and make available its personnel and provide any testimony and access to its books and records in connection with, any Legal Proceeding involving or relating to (a) any Contemplated Transaction or (b) any action, activity, circumstance, condition, conduct, event, fact, failure to act, incident, occurrence, plan, practice, situation, status or transaction on or before the Closing Date involving Seller or the Business.

                  (III) After the Closing, Seller, to the best of its ability under the prevailing circumstances, will cooperate with Buyer in its efforts to continue and maintain for the benefit of Buyer those business relationships of Seller existing prior to the Closing and relating to the business to be operated by Buyer after the Closing, including relationships with lessors, employees, regulatory authorities, licensors, customers, suppliers and others. Seller will refer to Buyer all inquiries relating to such business.

                  (IV) Neither Seller nor any of its officers, employees, agents or shareholders shall take any action that would tend to diminish the value of the Purchased Assets after the Closing or that would interfere with the business of Buyer to be engaged in after the Closing, including disparaging the name or business of Buyer.

         (F) INTEGRATION TRIALS. Seller will reasonably cooperate with Buyer and ALC to test the compatibility of the Purchased Assets with ALC's production facilities on an integrated basis.

         (G) SUBDIVISION PLANS AND PLATS. Seller will reasonably cooperate with Buyer and ALC in their efforts to obtain all necessary Legal Approvals of the subdivision plans and plats for the Owned Real Property.

          (H) NOTIFICATION AS TO CERTAIN CLOSING CONDITIONS. Buyer and ALC shall notify Seller and Parent on or before the applicable dates set forth in Sections 2.2(a), 2.2(b), 2.2(c) and 2.2(d) if Buyer, in its sole and absolute discretion, determines that such closing conditions have not been fulfilled or satisfied prior to such date. Notwithstanding the foregoing, Buyer and ALC acknowledge that the failure to deliver notice pursuant to this Section 3.6(h) with respect to any of Section 2.2(a), 2.2(b), 2.2(c), and 2.2(d) on or prior to the applicable date set forth therein shall constitute a waiver of the closing condition contained in such Section.

         3.7. SEVERANCE AND TERMINATION PAYMENTS. Seller shall (i) be solely liable for all severance payments and other Seller Liabilities with respect to employees of Seller which result from the transfer of the Purchased Assets hereunder and the termination of employment of employees by Seller, including accrued but unpaid vacation, sick leave and similar items (except accrued liabilities for Transferred Employees as set forth on Schedule 1.3(ii)), and
(ii) indemnify and hold harmless Buyer and its directors, officers and Affiliates from and against any and all Damages, that any of the aforesaid may suffer or incur by reason of or relating to any Seller Liabilities referred to in subsection (i). All such severance and termination payments are identified on
Schedule 3.7. In addition, notwithstanding anything to the contrary herein, Seller shall be solely liable for any and all severance and termination payments and all layoff and supplemental unemployment benefits payable in the respective amounts for Transferred Employees which would have been payable to such Transferred Employees for termination of employment on the day prior to the Closing Date with respect to Transferred Employees who are terminated by Buyer within four months after the Closing Date (except accrued liabilities for Transferred Employees as set forth on Schedule 1.3(ii)). Notwithstanding the foregoing, Seller shall not be liable for any claims arising under the WARN Act solely as a result of Buyer's termination of any Transferred Employees.

         3.8. SELLER'S EMPLOYEES. Buyer shall have the right, but not the obligation, to employ any or all of the employees of Seller. Each such person who is employed with Buyer shall be a "TRANSFERRED EMPLOYEE". Buyer shall provide such information to Seller as Seller may reasonably request to permit Seller to assess its obligations, if any, under the WARN Act and to take whatever compliance actions that Seller, in consultation with Buyer, elects to take.

         3.9. RESTRICTIVE COVENANTS.

         (A) SELLER'S RESTRICTIVE COVENANTS

                  (I) NONCOMPETITION. From and after the Closing Date, Seller shall not, directly or indirectly, own, manage, operate, join, control or participate in the ownership, management, operation or control of any business operating under any name similar to "J&L

Specialty Steel". For a period of three years from and after the Closing Date, Seller shall not, own, manage, operate, join, control or participate in the ownership, management, operation or control of any business that at any relevant time during such period manufactures or sells stainless or specialty steel in the United States. Ownership of not more than 2% of the outstanding stock of any publicly traded company shall not be a violation of this Section.

                  (II) NONSOLICITATION. For a period of three years from and after the Closing Date, Seller shall not, directly or indirectly (i) solicit the business of any person who is a customer of Buyer; (ii) cause, induce or attempt to cause or induce any customer, supplier, licensee, licensor, franchisee, employee, consultant or other business relation of Buyer to cease doing business with Buyer, to deal with any competitor of Buyer or in any way interfere with its relationship with Buyer; (iii) cause, induce or attempt to cause or induce any customer, supplier, licensee, licensor, franchisee, employee, consultant or other business relation of Seller on the Closing Date or within the year preceding the Closing Date to cease doing business with Buyer, to deal with any competitor of Buyer or in any way interfere with its relationship with Buyer; or
(iv) hire, retain or attempt to hire or retain any employee or independent contractor of Buyer or in any way interfere with the relationship between Buyer and any of its employees or independent contractors.

                  (III) ENFORCEMENT. The restrictive covenants contained in this Section are covenants independent of any other provision of this Agreement and the existence of any claim that Seller may allege against Buyer, whether based on this Agreement or otherwise, shall not prevent the enforcement of this covenant. Seller agrees that Buyer's remedies at law for any breach or threat of breach by Seller of the provisions of this Section will be inadequate, and that Buyer shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Section and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which Buyer may be entitled at law or equity. In the event of litigation regarding the covenant not to compete, the prevailing party in such litigation shall, in addition to any other remedies the prevailing party may obtain in such litigation, be entitled to recover from the other party its reasonable legal fees and out of pocket costs incurred by such party in enforcing or defending its rights hereunder. The length of time for which this covenant not to compete shall be in force shall not include any period of violation or any other period required for litigation during which Buyer seeks to enforce this covenant. Should any provision of this Section be adjudged to any extent invalid by any competent tribunal, such provision shall be deemed modified to the extent necessary to make it enforceable.

         (B) PARENT'S RESTRICTIVE COVENANTS

                  (I) NONCOMPETITION. From and after the Closing Date, Parent shall not, directly or indirectly, own, manage, operate, join, control or participate in the ownership, management, operation or control of any steel business operating in the United States under any name containing the term "J&L". For a period of two years from and after the Closing Date, Parent shall not: (A) own, manage, operate, join, control or participate in the ownership, management, operation or control of any business whose primary business activity at the relevant time during such period is manufacturing (viz., melting, hot rolling, cold rolling, pickling and annealing) stainless steel sheet in coils, strip in coils and plate in coils (the "PRODUCT") in the United States or (B) export to, or import into, the United States the grades of the Product, in gages and widths and finishes within the gage-and-width and finish capabilities of Seller for such grades on the date of this Agreement, as listed on Schedule 3.9(b)(i), in aggregate quantities exceeding, (I) in the one-year period ending on the first anniversary of the date of this Agreement, 40,000 metric tons, or
(II) in the one-year period ending on the second anniversary of the date of this Agreement, 40,000 metric tons increased by the greater of (x) the percentage increase (if any) in U.S. quarterly apparent consumption (U.S. production plus imports minus exports) of stainless steel sheet and strip and plate for (a) the first two calendar quarters of 2004 over (b) the first two calendar quarters of 2003, as reflected in the statistical data reported by the Stainless Steel Industry of North America (SSINA) and (y) five percent. Ownership of not more than 2% of the outstanding stock of any publicly traded company shall not be a violation of this Section.

                  (II) NONSOLICITATION. For a period of two years from and after the Closing Date, Parent shall not, directly or indirectly (i) cause, induce or attempt to cause or induce any customer, supplier, licensee, licensor, franchisee, employee (other than Seller employees terminated or not hired by Buyer and employees listed on Schedule 3.9(b)(ii)), individual consultant or other business relation (collectively "BUSINESS RELATION") of Buyer who was a Business Relation of Seller on the Closing Date or within the year preceding the Closing Date to cease doing business with Buyer, or otherwise interfere with such Business Relation's relationship with Buyer; or (ii) solicit (other than through general employment ads or job listings) for employment or retention any employee (other than Seller employees terminated or not hired by Buyer and employees listed on Schedule 3.9(b)(ii)) or individual consultant of Buyer or in any way interfere with the relationship between Buyer and any of such employees or individual consultants.

                  (III) ENFORCEMENT. Parent agrees that Buyer's remedies at law for any breach or threat of breach by Parent of the provisions of this Section will be inadequate, and that Buyer shall be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Section and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which Buyer may be entitled at law or equity. In the event of litigation regarding the covenant not to compete, the prevailing party in such litigation shall, in addition to any other remedies the prevailing party may obtain in such litigation, be entitled to recover from the other party its reasonable legal fees and out of pocket costs incurred by such party in enforcing or defending its rights hereunder. The length of time for which this covenant not to compete shall be in force shall not include any period of violation. Should any provision of this Section be adjudged to any extent invalid by any competent tribunal, such provision shall be deemed modified to the extent necessary to make it enforceable.

         3.10. INTERIM FINANCIAL STATEMENTS. Until the Closing Date, Seller shall deliver to Buyer within 20 days after the end of each month a copy of the Seller's internal financial statements for such month prepared in a manner and containing information consistent with Seller's current practices and certified by Seller's chief financial officer as to compliance with Section 4.5(b). Seller shall use commercially reasonable efforts to cause Seller's independent auditors to consent from time to time to the inclusion of their report on Seller's financial statements included in any periodic report or registration statement filed with the Securities and Exchange Commission by Allegheny Technologies Incorporated.

         3.11. BENEFIT PLAN MATTERS. Seller acknowledges that Buyer is not obligated to establish any employee benefit plan within the meaning of Section 3(3) of ERISA or any other arrangement under which any employee of Buyer may become entitled to a benefit or payment. Nothing in this Agreement shall, nor is intended to, create third party beneficiary rights in participants in any plan.

         3.12. RETENTION OF RECORDS. After the Closing Date, Buyer shall retain for a period consistent with Buyer's record-retention policies and practices, but in no case for less than five years, those records of Seller delivered to Buyer. Buyer also shall provide Seller reasonable access thereto, during normal business hours and on at least 3 days' prior written notice, to enable it to prepare financial statements or tax returns or deal with tax audits. After the Closing Date, Seller shall provide Buyer and its representatives reasonable access to records that relate to the Business or the Purchased Assets, during normal business hours and on at least 3 days' prior written notice, for any reasonable purpose related to the Business or the Purchased Assets specified by Buyer in such notice.

         3.13 NOTICE OF DEVELOPMENTS; UPDATING DISCLOSURE SCHEDULES.

         (a) Each party will give prompt written notice to the other of any development affecting the ability or obligation of the parties to consummate the transactions contemplated by this Agreement or any of the Other Agreements. Except as provided in Section 3.13(b), no such written notice of a development will be deemed to have amended the Schedules, to have qualified the representations and warranties contained herein and to have cured any misrepresentation or breach of warranty that otherwise might have existed hereunder by reason of such material development.

         (b) Seller will deliver to Buyer at least five business days prior to the Closing Date a written update or supplement to the Article IV Schedules attached to this Agreement reflecting events occurring and contracts and agreements entered into in the ordinary course of business from the date of this Agreement through the Closing Date. All changes from the Article IV Schedules attached to this Agreement will be marked clearly on such updated or supplemental Article IV Schedules. To the extent that such updated or supplemental Article IV Schedules reflect matters or events which have occurred after the date of this Agreement in the ordinary course of business and do not constitute a violation of any of Seller's representations and warranties so as to cause a Material Adverse Effect, then the Schedules shall be deemed to be amended as of the Closing Date to include the information set forth on such updated or supplemental Schedules. To the extent that such updated or supplemental Article IV Schedules reflect matters or events which have occurred after the date of this Agreement and which represent a Material Adverse Effect then (i) the parties will negotiate in good faith during the seven-day period immediately after delivery of the updated or supplemental Article IV Schedules to determine the consequences of such disclosures, (ii) the Article IV Schedules attached to this Agreement will be amended only to the extent that the parties mutually agree as a result of such negotiation and (iii) Buyer may in, its sole and absolute discretion, elect to terminate this Agreement after the expiration of such seven-day period, in which event Seller and Buyer will have no liability to each other as a result of such termination.

                                   ARTICLE IV.
               REPRESENTATIONS AND WARRANTIES OF SELLER AND PARENT

         Seller and, solely with respect to Sections 4.1, 4.2 and 4.3 (and solely with respect to Parent), Parent, represent and warrant to Buyer and ALC as set forth in this Article IV.

         4.1. ORGANIZATION; QUALIFICATION. Each of Seller and Parent is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Seller has the requisite limited liability company power and authority to operate, own and lease its properties, perform its obligations under the Contracts to which it is a party and the Governmental Approvals and otherwise carry on the Business as now conducted. Each of Seller and Parent has the power and authority to enter into this Agreement and the Other Agreements to which it is or is to become a party and perform its obligations under this Agreement and such Other Agreements.

         4.2. AUTHORIZATION; ENFORCEABILITY. This Agreement and each Other Agreement to which Seller or Parent, as the case may be, is a party have been duly executed and delivered by Seller or Parent, as the case may be, and assuming the due authorization, execution and delivery by Buyer and/or ALC, as the case may be, constitute the legal, valid and binding obligations of Seller or Parent, as the case may be, enforceable against it in accordance with their respective terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, fraudulent conveyance, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity that may limit the availability of remedies (whether in a proceeding at law or in equity). Each Other Agreement to which Seller or Parent, as the case may be, is to become a party, when executed and delivered by Seller or Parent, as the case may be, assuming the due authorization, execution and delivery by Buyer and/or ALC, as the case may be, shall constitute the legal, valid and binding obligation of Seller or Parent, as the case may be, enforceable against it in accordance with the terms of such Other Agreement, subject to the effect of any applicable bankruptcy, moratorium, insolvency, fraudulent conveyance, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity that may limit the availability of remedies (whether in a proceeding at law or in equity). Seller and Parent, as the case may be, has duly and validly authorized this Agreement and the Other Agreements to which it is or is to become a party and all of the Contemplated Transactions to be taken by it.

         4.3. NO VIOLATION OF LAWS OR AGREEMENTS; LEGAL APPROVALS; CONSENTS. Except as disclosed on Schedule 4.3, the execution and delivery of this Agreement and the Other Agreements and the consummation of the Contemplated Transactions by either Seller and Parent shall not, directly or indirectly (with or without notice or the lapse of time or both):

                  (I) contravene, conflict with, or result in a violation of any provision of the Governing Documents of Seller or Parent or the resolutions adopted by the governing body or member of Seller or Parent;

                  (II) contravene, conflict with, result in a breach of, constitute a default or an event of default under, give any person the right to consent, approve, terminate or revoke (including the right to consent, approve, terminate or revoke upon a change of control or deemed assignment), or give to any person the right to cause any of the foregoing with respect to, any asset or Liability of Seller, including any Contract, Governmental Authorization, or any other agreement or instrument to which Seller is a party or by which any of its assets may be bound or affected, except for any such contravention, conflict, breach, default or event of default as would not reasonably be expected to have a Material Adverse Effect;

                  (III) accelerate, alter or cause the maturation of or create any material Liability of Seller, or give to any other person the right to cause any of the foregoing, or give any person any rights or remedies against Seller, except for any such acceleration, alteration or creation as would not reasonably be expected to have a Material Adverse Effect;

                  (IV) alter, diminish or result in the termination, revocation, suspension, cancellation, withdrawal or loss of any of the Purchased Assets, or create any rights or assets in any other person that may be adverse to Seller, except for any rights or assets which would not reasonably be expected to have a Material Adverse Effect;

                  (V) violate, or give any person the right to obtain any relief or exercise any remedy under, any material Legal Requirement to which Seller is subject, or by which any of its respective assets may be bound or affected, or give any person the right to challenge any of the Contemplated Transactions; or

                  (vi) result in the creation or imposition of any Encumbrance or Security Rights upon any of the Purchased Assets (other than Encumbrances or Security Rights granted in connection with the Promissory Note), give rise to any rights or Liability under any Security Rights in any Purchased Assets or give to any other person any interest or right in any of the Purchased Assets, except for any such creation or imposition as would not reasonably be expected to have a Material Adverse Effect.

Except as disclosed on Schedule 4.3, no person is required to make, give or obtain any Legal Approvals or Consents in connection with the execution, delivery or performance by Seller of this Agreement or any Other Agreement or the consummation by Seller of the Contemplated Transactions, except for such Legal Approvals and Consents as would not reasonably be expected to have a Material Adverse Effect.

         4.4. SUBSIDIARIES. Schedule 4.4 discloses the name, jurisdiction of incorporation or organization and the type and number of authorized and outstanding equity interests of each Subsidiary. No Subsidiary owns any of the Purchased Assets.

         4.5. RECORDS; FINANCIAL INFORMATION.

         (A) RECORDS. The books of account and related records of Seller reflect accurately and in detail the Purchased Assets. The books of account of Seller represent actual, bona fide transactions and have been maintained in accordance with sound business practices, including the maintenance of adequate internal controls.

         (B) FINANCIAL STATEMENTS. Attached as Exhibit C are the balance sheets, statements of operations, changes in shareholder's equity and statements of cash flows for Seller as of and for the years ended December 31, 2001, December 31, 2002 and December 31, 2003

(collectively, the "FINANCIAL STATEMENTS"). The Financial Statements (i) are accurate, correct and complete, in all material respects, and in accordance with the books of account and records of Seller, (ii) have been prepared in accordance with IAS, and (iii) present fairly the financial condition, assets and Seller Liabilities and results of operation, changes in shareholders equity and cash flows of Seller at the dates and for the relevant periods indicated in accordance with IAS on a basis consistently applied (except as noted therein).

         4.6. UNDISCLOSED SELLER LIABILITIES. Seller has no Seller Liabilities except: (i) those reflected or reserved against on the Balance Sheet in the amounts identified on the Balance Sheet and those disclosed in the footnotes to the Financial Statements; (ii) those disclosed on the Schedules (iii) those of the same nature as those set forth on the Balance Sheet that have arisen in the ordinary course of business of Seller after the Balance Sheet Date none of which is materially different in amount than as reflected in the Financial Statements; and (iv) those under this Agreement or the Other Agreements or resulting from the Contemplated Transactions.

         4.7 NO CHANGES. From the Balance Sheet Date to the date hereof, and except as set forth on Schedule 4.7, Seller has conducted the Business only in the ordinary course, consistent with the Operating Plan. From the Balance Sheet Date to the date hereof, except as expressly disclosed on the Schedules attached to this Agreement, there has been no:

                  (I) material damage or destruction to any Purchased Asset, whether or not covered by insurance (other than inventory and supply damage offset by fully collectible freight claims against common carriers for the fair value thereof);

                  (II) strike or other material labor trouble at Seller;

                  (III) declaration or payment of any dividend, other distribution, redemption or purchase of or with respect to the membership interests of Seller, or creation or cancellation of any Security Rights with respect to the membership interests of Seller other than distributions of cash in the ordinary course of business;

                  (IV) increase in the salary, wage or bonus of any employee of Seller, or payment of any bonuses to any employee of Seller other than in the ordinary course of business or as required by the applicable collective bargaining agreements or employment agreements;

                  (V) asset acquisition or expenditure, including capital expenditure, in excess of $100,000 in the aggregate by Seller, other than the purchase of inventory in the ordinary course of business;

                  (VI) change in any method of accounting by Seller;

                  (VII) disposition by Seller of any asset (other than inventory in the ordinary course of business) for more than $50,000 in the aggregate or for less than fair market value;

                  (VIII) creation or incurrence by Seller of any Encumbrance other than in the ordinary course of business, or which is a Permitted Encumbrance;

                  (IX) termination or amendment of, or waiver of any right under, any material Contract other than in the ordinary course of business; or

                  (X) agreement or commitment to do any of the foregoing.

         4.8 TAXES. Seller has filed on a timely basis all material Tax Returns that are or were required to be filed by it under applicable Legal Requirements. All such Tax Returns were correct and complete in all material respects and have been prepared in accordance with applicable Legal Requirements. Seller has paid all material Taxes that have or may have become due for all periods covered by the Tax Returns or otherwise, or pursuant to any assessment received by Seller, except such Taxes, if any, are being contested in good faith. There are no liens for Taxes on any of the Purchased Assets that arose in connection with any failure (or alleged failure) to pay any Tax. Seller has no Tax Liability for the Taxes of any person (other than Seller) (i) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), (ii) as a transferee or successor, (iii) by contract, or (iv) otherwise.

         4.9 [INTENTIONALLY OMITTED]

         4.10 [INTENTIONALLY OMITTED]

         4.11 CONDITION OF PURCHASED ASSETS; TITLE; BUSINESS. Except as disclosed on Schedule 4.11, the buildings, plants, structures, furniture and fixtures, improvements, machinery, equipment, tools, improvements and other tangible personal property owned or used by Seller and included in the Purchased Assets, including those reflected on the Balance Sheet, are structurally sound, in good operating condition and repair, adequate for the uses to which they are being put and sufficient for the continued conduct of the Business after Closing in substantially the same manner as conducted prior to the Closing. Except as disclosed on Schedule 4.11, none of the material Purchased Assets is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. Seller has good and valid title to all of the Purchased Assets. All of the Purchased Assets are reflected on the Balance Sheet, or, under IAS, are not required to be reflected thereon. Other than the Retained Assets, the Purchased Assets include all assets that are necessary for use in and operation of the Business. Seller does not own or lease any material assets not used in the Business. Except as disclosed on Schedule 4.11, none of the Purchased Assets is subject to any Encumbrance other than Permitted Encumbrances.

         4.12 LEGAL PROCEEDINGS; ORDERS. Except as disclosed on Schedule 4.12, no Legal Proceeding is pending or, to the knowledge of Seller, threatened against Seller, the Business, any of the Purchased Assets or the Contemplated Transactions, Seller has made or will make available to Buyer copies of all pleadings, correspondence, and other documents relating to each Legal Proceeding identified on Schedule 4.12. To the knowledge of Seller, no event has occurred or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any Legal Proceeding.

         4.13 CONTRACTS; COMPLIANCE. Disclosed on Schedule 4.13 is a brief description of each Contract (and all amendments thereto) that is material to the Business or the Purchased Assets. Schedule 4.13 separately identifies all outstanding offers and solicitations made to or by Seller that are material to the business. True and complete copies of all Contracts disclosed on Schedule 4.13 have been made available or promptly after the date hereof will be made available to Buyer. Each Contract disclosed on Schedule 4.13 is a legal, valid and binding obligation of Seller and is in full force and effect. Except as disclosed on Schedule 4.13, no Legal Approval or Consent is needed in order for the Contracts disclosed on Schedule 4.13 to continue in full force and effect under the same terms and conditions currently in effect following consummation of the Contemplated Transactions. To the knowledge of Seller, each Contract disclosed on Schedule 4.13 is a legal, valid and binding obligation of each other party to each Contract.

         4.14 GOVERNMENTAL AUTHORIZATIONS. Schedules 4.14 and 4.22 identify all Governmental Authorizations that are required under applicable Legal Requirements to conduct and operate the Business in the manner currently conducted and to own, operate and use the Purchased Assets in the manner in which they are currently owned, operated and used, except for such Governmental Authorizations the failure of which to obtain would not reasonably be expected to have a Material Adverse Effect. Each such Governmental Authorization is valid, subsisting and in full force and effect; and no appeals or other Legal Proceedings are pending or, to the knowledge of Seller, threatened with respect to the issuance, terms or conditions of any such Governmental Authorization. Seller is in material compliance with and has fulfilled and performed its obligations under each such Governmental Authorization. To the knowledge of Seller, no event or condition or state of facts exists (or would exist upon the giving of notice or lapse of time or both) that could constitute a violation, breach or default under any such Governmental Authorization. Except as disclosed on Schedule 4.14, Seller has no knowledge of and has not received, at any time since January 1, 2001 (or if unresolved, at any previous time) any written notice or other communication from any Governmental Body or any other person regarding any actual, alleged, possible, or potential (i) violation of or failure to comply with any term or requirement of any such Governmental Authorization, or (ii) revocation, withdrawal, non-renewal, suspension, cancellation, termination, or modification of any such Governmental Authorization. No Legal Proceeding is pending or, to the knowledge of Seller, threatened to revoke, suspend or modify any such Governmental Authorization or to deny any renewal of any such Governmental Authorization. All applications required to have been filed for the renewal of any material Governmental Authorization have been duly filed on a timely basis with the appropriate Governmental Bodies.

         4.15 COMPLIANCE WITH LEGAL REQUIREMENTS. Seller is and has been in compliance in all material respects with all material Legal Requirements applicable to Seller and the Business. To the knowledge of Seller, no event has occurred or condition or state of facts exists that (with or without notice or lapse of time or both) (i) may constitute or result in a material violation or non-compliance by Seller of any Legal Requirement, or (ii), except as disclosed on Schedule 4.22, would reasonably be expected to give rise to any material Liability on the part of Seller to undertake, or to bear all or any portion of the cost of, any remedial action of any nature (including any Environmental Remedial Action). Except as disclosed on Schedule 4.15 or as disclosed on
Schedule 4.22, Seller has not received any written notice or other communication from any Governmental Body or from any other person regarding (y) any actual, alleged, possible, or potential violation of, or failure to comply with, any material Legal Requirement, or (z) any actual, alleged, possible, or potential material Liability on the part of Seller to undertake, or to bear all or any portion of the cost of, any remedial action of any nature (including any Environmental Remedial Action). True and complete copies of the Seller's code of ethics or similar policy have been made available by Seller to Buyer. Schedule 4.15 discloses any and all complaints or other submissions received by Seller regarding accounting, internal controls or auditing.

         4.16 REAL PROPERTY. Schedule 4.16 discloses and summarizes all real properties currently owned, occupied, used or leased by Seller or in which Seller has an interest that are included in the Purchased Assets (such real properties, including buildings, structures, fixtures, improvements, leaseholds, privileges, rights, easements, hereditaments, Appurtenances and related rights of every nature, collectively, the "REAL PROPERTY") and identifies the record title holder of all Real Property. Schedule 4.16 identifies the correct legal description, street address and tax parcel identification number of all tracts, parcels and subdivided lots of all Real Property owned by Seller. Seller has good and marketable fee simple title to all Real Property shown as owned by it on Schedule 4.16, free and clear of all Encumbrances, other than Permitted Encumbrances. Seller has the right to quiet enjoyment of all Real Property in which it holds a leasehold interest for the full term, including all renewal rights, of the leasehold interest. Schedule 4.16 identifies each lease agreement, and all amendments and supplements thereto, for each parcel of Real Property shown as leased by Seller on Schedule 4.16. Seller has not received any written notice of assessments for public improvements against any Real Property or any written notice or Order by any Governmental Body, insurance company or board of fire underwriters or other body exercising similar functions that (i) relates to violations of zoning, land use, building, safety or fire ordinances or regulations, (ii) claims any defect or deficiency with respect to any Real Property or (iii) requests the performance of any repairs, alterations or other work to or in any Real Property or in any streets bounding the Real Property. There is no pending condemnation, expropriation, eminent domain or similar proceeding affecting all or any portion of the Real Property. Seller has not received any written notice of any proposed, planned or actual curtailment of service of any utility supplied to any facility located on the Real Property. There exists no outstanding option, right of first refusal or other contractual right to purchase, sell, assign or dispose of any owned Real Property. Seller has all certificates of occupancy and Governmental Authorizations necessary for current and continued use and operation of the Real Property.

         4.17 TRANSACTIONS WITH RELATED PARTIES. No Related Party is or has been since July 1, 2002 a party to any transaction, agreement or understanding with Seller except for arrangements disclosed on Schedule 4.17. Schedule 4.17 separately identifies all services that any Seller Affiliate provides to the Business, and all assets that any Seller Affiliate owns or leases that are used in the Business.

         4.18 LABOR RELATIONS. Seller has complied in all material respects with all material Legal Requirements relating to employment practices, terms and conditions of employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining and other requirements, the payment of social security and similar Taxes and occupational safety and health. Seller has provided to Buyer a true and complete copy of the collective bargaining agreements, including all amendments and modifications to such agreements. No representation election, arbitration proceeding, grievance, picketing, labor strike, slowdown, lockout, stoppage or other labor dispute is pending or, to the knowledge of Seller, threatened against or affecting Seller. No complaint against Seller is pending or, to the knowledge of Seller, threatened before the National Labor Relations Board, the Equal

Employment Opportunity Commission or any similar state or local agency. Except as set forth on Schedule 4.18, Seller has no contingent Liability for sick leave, vacation time, severance or occupational disease pay not fully reserved on the Balance Sheet. Schedule 4.18 contains a complete and accurate list of the following for each employee or director of Seller, including each employee on leave of absence or layoff status: employer; name; job title; current compensation paid or payable and any change in compensation since January 1, 2003; vacation accrued; and service credited for purposes of vesting and eligibility to participate under any Benefit Plan. Seller has taken no action that would give rise to any notice required to be delivered under the WARN Act. Seller has not made a commitment to increase the salaries, bonuses or other benefits of the employees employed in the Business, except as provided in collective bargaining agreements identified on Schedule 4.18. Schedule 4.18 separately discloses all employment or retention agreements that would obligate Seller or Buyer to make any form of severance or termination payment on stipulated conditions, including discharge after a change of control.

         4.19 PRODUCTS LIABILITY. Schedule 4.19 identifies a claims history for products liability against Seller during the past five years. Schedule 4.19 separately discloses all products that Seller currently sells or previously sold that contain asbestos or silica or other potentially hazardous or toxic materials. Schedule 4.19 discloses and describes the terms of all express product warranties.

         4.20 INTELLECTUAL PROPERTY RIGHTS.

         (A) IDENTIFICATION; VALIDITY; ETC. Schedule 4.20 discloses all of the trademark and service mark rights, applications and registrations, trade names, fictitious names, service marks, logos and brand names, copyrights, copyright applications, letters patent, patent applications and licenses of any of the foregoing owned or used by Seller in or applicable to the Business. Schedule
4.20 also discloses Seller's telephone numbers, facsimile numbers, yellow pages and other advertising, e-mail addresses, Internet sites containing Business product information and all domain names owned by or for the benefit of Seller. Seller has the entire right, title and interest in and to, or has the exclusive perpetual royalty-free right to use, the intellectual property rights disclosed on Schedule 4.20 and all other processes, know-how, show-how, formulae, trade secrets, inventions, discoveries, improvements, blueprints, specifications, drawings, designs, moral rights, Software, technical documentation of the Software, and other proprietary rights necessary or applicable to or advisable for use in the Business (all of the foregoing, including the intellectual property rights disclosed on Schedule 4.20, collectively, "INTELLECTUAL PROPERTY"). Schedule 4.20 separately discloses all Intellectual Property under license and all other Contracts relating to Intellectual Property owned, used or leased by Seller, excluding commercially available off-the-shelf Software purchased or licensed for less than a total cost of $1,000 in the aggregate. The Intellectual Property is valid and not the subject of any interference, opposition, reexamination or cancellation. To the knowledge of Seller, no person is infringing upon, nor has any person misappropriated, any Intellectual Property. The Intellectual Property identified on Schedule 4.20 is all of the Intellectual Property necessary for the operation of the Business. Except as disclosed on Schedule 4.20, Seller has all right, title and interest in and to the Intellectual Property identified on Schedule 4.20, free and clear of all Encumbrances other than Permitted Encumbrances. Seller is not infringing upon the intellectual property rights of any other person.

         (B) PATENTS; TRADEMARKS; COPYRIGHTS; TRADE SECRETS. All of the issued patents and registered trademarks and copyrights identified on Schedule 4.20 are currently in compliance with all Legal Requirements (including payment of filing, examination, and maintenance fees, proofs of working or use, the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within 90 days after the Closing Date. No patent identified on Schedule 4.20 has been or is now involved in any interference, reissue, reexamination, opposition, invalidation or cancellation proceeding. All products made, used, or sold under the patents identified on
Schedule 4.20 have been marked with the proper patent notice. All of Seller's products and materials containing a trademark bear the proper federal registration notice where permitted by applicable Legal Requirements. All of Seller's works encompassed by the copyrights identified on Schedule 4.20 have been marked with the proper copyright notice. To the knowledge of Seller, there is no potentially interfering patent or patent application of any third party. The documentation relating to Seller's trade secrets is current, accurate, and sufficient in detail and content to identify and explain them and to allow them full and proper use without reliance on the knowledge or memory of any individual. Seller has taken all reasonable precautions to protect the secrecy, confidentiality, and value of the trade secrets. The trade secrets are not part of the public knowledge or literature, and, to the knowledge of Seller, have not been used, divulged, or appropriated either for the benefit of any person or to the detriment of Seller.

         4.21 BENEFIT PLANS. Schedule 4.21 lists each material Benefit Plan. Seller has made available, or will make available promptly after the date of this Agreement, to Buyer true and complete copies of the following with respect to each Benefit Plan, to the extent applicable: (i) all current summary plan descriptions, and (ii) with respect to each Benefit Plan that is a Qualified Plan, the most recent IRS determination, opinion and or notification letter.

         4.22 ENVIRONMENTAL MATTERS. Except as disclosed on Schedule 4.22:

         (A) GOVERNMENTAL AUTHORIZATIONS. Seller possesses all Governmental Authorizations that are required by Environmental Law for the construction, use or operation of the Real Property and Purchased Assets and the operation of the Business.

         (B) COMPLIANCE. Seller is in compliance in all material respects with all Environmental Laws relating to or otherwise affecting the Business and the ownership or operation of the Real Property and Purchased Assets.

         (C) LIABILITY. Seller is not subject to any material Environmental Liability, and Buyer will not after Closing suffer or incur any material Environmental Liability, as a result of: (i) a violation or noncompliance with any Environmental Law by Seller, any Predecessor or any other person for whose conduct Seller is legally responsible; (ii) the ownership or operation of, or any condition at, the Real Property or Purchased Assets on or prior to the Closing Date; (iii) the Release or threatened Release of any Regulated Material at, on or under any Real Property on or prior to the Closing Date; (iv) any Hazardous Activity conducted by Seller, any Predecessor or by any other person for whose conduct Seller is legally responsible; (v) the Release, threatened Release of any Regulated Material at, on or under the Retained Real Property or real property of Seller not otherwise included in the Owned Real Property; (vi) any Environmental Remedial

Action required to be taken by Seller or any Predecessor; or (vii) the treatment, storage, transportation or disposal of any Regulated Material or the arrangement for treatment, storage, transportation or disposal of any Regulated Material by Seller or any other person for whose conduct Seller is legally responsible.

         (D) TREATMENT, DISPOSAL & RELEASES. Neither Seller nor, to the knowledge of Seller, any other person has treated, stored, recycled or disposed of any Regulated Material on any Real Property or any part of the Facilities in material violation of any Environmental Law or in a manner that would reasonably be expected to result in a material or potentially material Environmental Liability. There is and has been no Release or, to the knowledge of Seller, threat of Release of any Regulated Material to the Environment at, on or under or related to any Real Property or Facility in material violation of any Environmental Law or that would reasonably be expected to give rise to a material or potentially material Environmental Liability. There is no Regulated Material present in the Environment at, on or under any Real Property in material violation of any Environmental Law.

         (E) SITES USED FOR REGULATED MATERIALS; TRANSACTIONS WITH LISTED HAZARDOUS SITES. As promptly as practicable following the date of this Agreement, Seller will provide to Buyer a list of all sites at which, to the knowledge of Seller, Seller has arranged for the transportation, recycling, treatment, disposal, or other handling of any Regulated Material. Neither Seller nor any Predecessor has arranged for the treatment or disposal of any Regulated Material generated at the Facilities or Purchased Assets or related to the Business, or arranged for the transportation of any such Regulated Material for treatment or disposal, at any Listed Hazardous Site, which treatment or disposal would reasonably be expected to result in a material Environmental Liability.

         (F) STATUS OF REAL PROPERTY. None of the Real Property is listed, or to the knowledge of Seller proposed for listing on, (i) the National Priorities List under CERCLA, (ii) CERCLIS or (iii) any list established by a Governmental Body of sites potentially requiring Environmental Remedial Action.

         (G) NOTICES RELATING TO REAL PROPERTY; LIENS. Seller is not required to place any notice or restriction relating to the presence of any Regulated Material at any Real Property or in any deed to any Real Property. No liens have arisen under or pursuant to any Environmental Law on the Purchased Assets, and, to the knowledge of Seller, no action has been taken or threatened by any Governmental Body that could subject any of the Purchased Assets to such liens.

         (H) CLAIMS. Seller has not received any written request for information, notice of claim, demand or other written notification or communication that Seller is or may be potentially responsible with respect to any material or potentially material Environmental Liability or Environmental Remedial Action or any material threatened or actual Release of any Regulated Material. There is no pending or, to the knowledge of Seller, contemplated claim by or against Seller under any Environmental Law.

         (I) STORAGE TANKS. All underground storage tanks located on the Real Property are disclosed on Schedule 4.22. All tanks and associated piping have been maintained, inspected and tested in compliance in all material respects with applicable Environmental Laws, are in sound condition and are not leaking. All storage tanks on the Real Property which were previously removed from service have been properly closed in compliance in all material respects with all applicable Environmental Law, and with respect to each such tank, testing and observations confirm that there were no Releases requiring material Environmental Remedial Actions, or that any required material Environmental Remedial Actions have been completed.

         (J) PCBS AND ASBESTOS CONTAINING MATERIALS. There is no PCB Equipment at the Real Property. Any PCB Equipment which previously existed at the Real Property has been flushed of polychlorinated biphenyls, or has been removed and properly disposed of, in material compliance with applicable Environmental Laws. Any remaining PCB Equipment is and has been labeled, inspected, and managed in material compliance with applicable Environmental Laws. Any Regulated Asbestos Containing Material at the Real Property is being managed in material compliance with all applicable Environmental Laws.

         (K) ENVIRONMENTAL INFORMATION AND REPORTS. Seller has made available to Buyer true and complete copies and results of any material assessments, audits, reports, studies, analyses, tests, or monitoring possessed, controlled or initiated by Seller pertaining to (A) the matters in this Section 4.22, (B) Regulated Materials or activities in, on or under the Real Property or Purchased Assets, (C) compliance with Environmental Laws by the Business, the Real Property and Purchased Assets, Seller or any other person for whose conduct Seller is legally responsible. To the knowledge of Seller, no other documents reflecting such assessments, audits, reports, studies, analyses, tests, or monitoring pertaining to the Real Property or Business exist.

         (L) REPORTS. Seller has or will provide to Buyer reasonable access to all written information in its possession or control pertaining to the matters set forth in this Section 4.22, including all documents pertaining to Environmental audits or assessments prepared for Seller or relating to the Facilities.

         4.23 ASBESTOS OR SILICA ACTIVITY. Except as disclosed on Schedule 4.23, neither Seller nor, to the knowledge of Seller, any Predecessor has ever possessed, purchased, sold, brokered, owned, leased, used, manufactured, fabricated, controlled, handled, encapsulated, disposed of, remediated, or transported any asbestos or silica or any products, assets, materials, supplies or other property (including personal property, real property and fixtures) containing asbestos or silica (any one of the foregoing, an "ASBESTOS OR SILICA ACTIVITY") so as to give rise to any material or potentially material Liability. Neither Seller nor, to the knowledge of Seller, any Predecessor has ever engaged, directed or instructed by any means or methods, including, without limitation, by contract, subcontract, independent contractor, respondeat superior, arrangement or custom, any person to conduct any Asbestos or Silica Activity so as to give rise to any material or potentially material Liability. Neither Seller nor, to the knowledge of Seller, any Predecessor has ever, directly or indirectly, exposed or permitted any person to become exposed to asbestos or silica or any products, assets, materials, supplies or other property (including personal property, real property and fixtures) containing asbestos or silica or any other Asbestos or Silica Activity so as to give rise to any material or potentially material Liability. Seller has no material or potentially material Liability for, and neither Seller nor, to the knowledge of Seller, any Predecessor has ever been subject to or received any claim or allegation or Legal Proceeding by or from any person threatening or alleging, material or potentially material Damages related to asbestos or silica or products, assets, materials or supplies containing asbestos or silica or related to asbestosis or mesothelioma or any other condition resulting from exposure thereto, and, to the knowledge of Seller, there is no basis for any such claim, allegation or Legal Proceeding.

         4.24 CERTAIN PAYMENTS. To the knowledge of Seller, during the past five years, neither Seller nor any director, officer, agent, or employee of Seller, or any other person associated with or acting for or on behalf of Seller, has directly or indirectly (i) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any person, private or public, regardless of form, whether in money, property, or services (A) to obtain favorable treatment in securing business, (B) to pay for favorable treatment for business secured, (C) to obtain special concessions or for special concessions already obtained, for or in respect of Seller or any Affiliate of Seller, or (D) in violation of any applicable Legal Requirements, or (ii) established or maintained any fund or asset that has not been recorded in the books and records of Seller. Seller has at all times been in material compliance with all Legal Requirements relating to export control and trade embargoes.

         4.25 CUSTOMER RELATIONS. Except as disclosed on Schedule 4.25, no customer or distributor has during the past year informed Seller of an intention to cease doing business with such person, refused to honor a purchase commitment or advised Seller or its Affiliates that it may cease doing business with Seller, or that it may reduce the volume of business that it does with Seller if it is acquired by Buyer or any of its Affiliates.

         4.26 FINDERS' FEES; NO EXISTING DISCUSSIONS. Except for Houlihan Lokey Howard & Zukin Capital, the fees of which Seller and Parent agree will be paid out of the Purchase Price received by Seller in connection with this Agreement, neither Seller nor any of its respective officers, directors or employees has employed any broker or finder or incurred any Liability for any brokerage fee, commission or finders' fee in connection with any of the Contemplated Transactions. Neither Parent nor Seller is engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to any proposal to acquire, in any manner, the Purchased Assets.

                                   ARTICLE V.
                 REPRESENTATIONS AND WARRANTIES OF BUYER AND ALC

         Buyer and, with respect to Sections 5.1, 5.2 and 5.3, ALC, represent and warrant to Seller and Parent as follows:

         5.1. ORGANIZATION. Each of Buyer and ALC is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each of Buyer and ALC has the requisite corporate power and authority to own or lease its properties, carry on its business, enter into this Agreement and the Other Agreements to which it is or is to become a party and perform its obligations under this Agreement and such Other Agreements.

         5.2. AUTHORIZATION; ENFORCEABILITY. This Agreement and each Other Agreement to which Buyer or ALC, as the case may be, is a party have been duly executed and delivered by

Buyer or ALC, as the case may be, and, assuming the due authorization, execution and delivery by Seller and/or Parent, as the case may be, constitute the legal, valid and binding obligations of Buyer or ALC, as the case may be, enforceable against it in accordance with their respective terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, fraudulent conveyance, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity that may limit the availability of remedies (whether in a proceeding at law or in equity). Each Other Agreement to which Buyer or ALC, as the case may be, is to become a party, when executed and delivered by Buyer or ALC, as the case may be, and assuming the due authorization, execution and delivery by Seller and/or Parent, as the case may be, constitute the legal, valid and binding obligation of Buyer or ALC, as the case may be, enforceable against it in accordance with the terms of such Other Agreement, subject to the effect of any applicable bankruptcy, moratorium, insolvency, fraudulent conveyance, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity that may limit the availability of remedies (whether in a proceeding at law or in equity). All Contemplated Transactions to which Buyer or ALC, as the case may be, is or is to become a party have been duly and validly authorized by all necessary corporate proceedings by Buyer or ALC, as the case may be.

         5.3. NO VIOLATION OF LAWS OR AGREEMENTS; LEGAL APPROVALS; CONSENTS. The execution and delivery of this Agreement and the Other Agreements and the consummation and compliance with the transactions, terms and conditions of this Agreement and the Other Agreements by Buyer and ALC, will not directly or indirectly (with or without notice or the lapse of time or both): (i) contravene, conflict with or result in a violation of any provision of the Governing Documents of Buyer or ALC or the resolutions adopted by the governing body of Buyer or ALC; or (ii) violate, or give any person the right to obtain any relief or exercise any remedy under, any Legal Requirement to which Buyer or ALC is subject, or by which any of its assets may be bound or affected, or give any person the right to challenge any of the Contemplated Transactions. Except as disclosed on Schedule 5.3, neither Buyer nor ALC is required to make, give or obtain any Legal Approvals in connection with the execution, delivery or performance by Buyer or ALC of this Agreement or any Other Agreement or the consummation by Buyer or ALC of the Contemplated Transactions.

         5.4. FINDERS' FEES. None of Buyer, ALC and their officers, directors or employees has employed any broker or finder or incurred any Liability for any brokerage fee, commission or finders' fee in connection with any of the Contemplated Transactions.

         5.5 FINANCING REPRESENTATION. ALC has available and will have available to it and Buyer at Closing, cash sufficient to enable it to fund the cash portion of the Purchase Price at Closing. ALC's and Buyer's ability to close the Contemplated Transactions is not dependent or contingent on financing.

         5.6 LEGAL PROCEEDINGS; ORDERS. Except as disclosed on Schedule 5.6, no Legal Proceeding is pending or, to the knowledge of Buyer, threatened against Buyer, ALC or the Contemplated Transactions, and there is no basis for any of the foregoing, which would have an adverse effect on the ability of Buyer and ALC to consummate the Contemplated Transactions.

To the knowledge of Buyer, no event has occurred or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any Legal Proceeding.

                                   ARTICLE VI.
                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

         6.1. SURVIVAL OF REPRESENTATIONS. Subject to Section 6.3(c), all representations, warranties, covenants and obligations made by any party in this Agreement are several and independent obligations and shall survive the Closing. Any limitation or qualification set forth in any one representation and warranty in Articles IV or V shall not limit or qualify any other representation and warranty in Articles IV or V. Each representation and warranty included in Articles IV and V is independent and shall be interpreted without regard to any other representation or warranty included in Articles IV or V. The right to indemnification under this Article VI or any other remedy based on the breach or inaccuracy of any representation or warranty in Articles IV or V, or breach of, or noncompliance with, any covenant or obligation in this Agreement will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to any such representation, warranty, covenant or obligation. The waiver by either party of any condition at Closing or the breach or inaccuracy of any representation or warranty, or breach of, or noncompliance with, any covenant or obligation, will not affect the right of such party to indemnification, payment of Damages or other remedy based on such breach, inaccuracy or noncompliance. The Post-Closing Purchase Price Adjustment shall not adversely affect any rights of Buyer Indemnitees under this Article VI.

         6.2. INDEMNIFICATION BY SELLER. Subject to the limitations set forth below, Seller shall indemnify, defend, save and hold harmless Buyer and ALC and their respective officers, directors, employees, agents and Affiliates (each a, "BUYER INDEMNITEE") from and against, and shall reimburse Buyer Indemnitees for, all Damages (collectively, "BUYER DAMAGES") directly or indirectly asserted against, imposed upon, resulting to, or incurred or required to be paid by any Buyer Indemnitee from or in connection with:

         (A) any breach or inaccuracy of any representation or warranty made by Seller in this Agreement (without giving effect to any supplement to the Schedules), in any Schedules or supplement to the Schedules, in any certificate or document delivered in connection with this Agreement or any Other Agreement to which Seller is or is to become a party;

         (B) any breach or nonperformance of any covenant or obligation made by Seller in connection with this Agreement or any Other Agreement to which Seller is or is to become a party; and

         (C) any Seller Liabilities, including without limitation, any Environmental Liability with respect to the Business, the Real Property or the Purchased Assets arising out of any facts or circumstances existing at any time on or before the Closing Date.

         6.3. LIMITATION OF LIABILITY FOR SELLER'S BREACH OF REPRESENTATIONS AND WARRANTIES. Notwithstanding the foregoing, Seller's obligations after Closing to indemnify Buyer

Indemnitees against any Buyer Damages under Section 6.2(a) shall be subject to all of the following limitations:

         (A) THRESHOLD. No indemnification shall be made under Section 6.2(a) until the aggregate amount of Buyer Damages under this Agreement exceeds Five Hundred Thousand Dollars ($500,000) and indemnification shall be made by Seller under this Agreement only to the extent Buyer Damages exceed Five Hundred Thousand Dollars ($500,000) in the aggregate.

         (B) CEILING. No indemnification shall be made under Section 6.2(a) to the extent that Buyer Damages exceeds Twenty Five Million Dollars ($25,000,000) in the aggregate.

         (C) TIME PERIOD. Any claim for Buyer Damages sustained by reason of a breach or inaccuracy of any representation or warranty as provided under Section 6.2(a) shall be limited to Buyer Damages arising from claims set forth in a written notice delivered to Seller within twenty-four (24) months after the Closing Date.

         (D) FRAUD. The limitations set forth in Sections 6.3(a), (b) and (c) shall not apply to Buyer Damages arising out of (i) fraud, or (ii) the breach of any representation or warranty contained in Article IV if such representation or warranty was made with actual knowledge that it contained an untrue statement of a fact or omitted to state a fact necessary to make the statements of facts contained in those Articles not misleading.

         (E) EXCLUSIONS. The limitations set forth in Section 6.3 above shall not limit or otherwise adversely affect Buyer's rights to indemnification for Buyer Damages under any provision of Section 6.2 other than Section 6.2(a), including Buyer's remedies in respect of Seller Liabilities, without regard to any time or dollar limitation. Nothing contained in this Section 6.3 shall limit the indemnification obligations of Parent under Section 6.4.

         6.4. INDEMNIFICATION BY PARENT. Parent shall indemnify, defend, save and hold harmless Buyer Indemnitees from and against, and shall reimburse Buyer Indemnitees for, all Buyer Damages directly or indirectly asserted against, imposed upon, resulting to, or incurred or required to be paid by any Buyer Indemnitee from or in connection with:

         (A) any breach or inaccuracy of any representation or warranty made by Parent in this Agreement (without giving effect to any supplement to the Schedules), in any Schedules or supplement to the Schedules, in any certificate or document delivered by in connection with this Agreement or any Other Agreement to which Parent is or is to become a party; and

         (B) any breach or nonperformance of any covenant or obligation made by Parent in connection with this Agreement or any Other Agreement to which Parent is or is to become a party; and

         (C) any liability or obligation of Seller to any Affiliate of Seller except to the extent included in the Assumed Liabilities.

         6.5. INDEMNIFICATION BY BUYER AND ALC. Buyer and ALC shall indemnify, defend, save and hold harmless Seller and Parent and their respective officers, directors, employees, Affiliates and agents (each, a "SELLER INDEMNITEE") from and against any and all Damages

(collectively, "SELLER DAMAGES") directly or indirectly asserted against, imposed upon, resulting to, or incurred or required to be paid by any Seller Indemnitee from or in connection with, (i) any breach or inaccuracy of any representation or warranty made by Buyer or ALC in this Agreement or in any certificate or document delivered by Buyer or ALC in connection with this Agreement or any Other Agreement to which Buyer or ALC is or is to become a party, (ii) a breach or nonperformance of any covenant or agreement made by Buyer or ALC in connection with this Agreement or in any Other Agreement to which Buyer or ALC is or is to become a party, and (iii) the Assumed Liabilities.

         6.6. NOTICE OF CLAIMS. If any Buyer Indemnitee or Seller Indemnitee (an "INDEMNIFIED PERSON") believes that it has suffered or incurred, or will suffer or incur, any Damage for which it is entitled to indemnification under this
Article VI, the Indemnified Party shall notify the party or parties from whom indemnification is being claimed (the "INDEMNIFYING PERSON"). This notice shall specify the factual basis of the claim in reasonable detail in light of the circumstances then existing. If any Legal Proceeding is instituted by or against a third party with respect to which any Indemnified Party intends to claim any Damages, such Indemnified Party shall notify the Indemnifying Party of such action or suit. The failure of an Indemnified Party to give any notice required by this section shall not affect any of such party's rights under this Article VI or otherwise, except and to the extent that such failure is actually prejudicial to the rights or obligations of the Indemnifying Party. In the event of a dispute or controversy arising out of a claim for indemnification under
Section 6.2(a) or 6.2(b), the rights of Buyer and Seller shall be subject to
Section 8.17 of this Agreement.

         6.7. THIRD-PARTY CLAIMS.

         (A) NOTICE. Promptly after receipt by an Indemnified Person of notice of the assertion of a third-party claim against it, such Indemnified Person shall give notice to the Indemnifying Person under the applicable Section thereof of the assertion of such third-party claim, provided that the failure to notify the Indemnifying Person will not relieve the Indemnifying Person of any liability that it may have to any Indemnified Person, except to the extent that the Indemnifying Person demonstrates that the defense of such third-party claim is prejudiced by the Indemnified Person's failure to give such notice.

         (B) ASSUMPTION OF DEFENSE. If an Indemnified Person gives notice to the Indemnifying Person pursuant to Section 6.7(a) of the assertion of a third-party claim, the Indemnifying Person shall be entitled to participate in the defense of such third-party claim and, to the extent that it wishes (unless (i) the Indemnifying Person is also a person against whom the third-party claim is made and the Indemnified Person determines in good faith that joint representation would be inappropriate or (ii) the Indemnifying Person fails to provide reasonable assurance to the Indemnified Person of its financial capacity to defend such third-party claim and provide indemnification with respect to such third-party claim), to assume the defense of such third-party claim with counsel satisfactory to the Indemnified Person. After notice from the Indemnifying Person to the Indemnified Person of its election to assume the defense of such third-party claim, the Indemnifying Person shall not, so long as it diligently conducts such defense, be liable to the Indemnified Person under this Article VI for any fees of other counsel or any other expenses with respect to the defense of such third-party claim, in each case subsequently incurred by the Indemnified Person in connection with the defense of such third-party claim, other than reasonable costs of investigation. If the Indemnifying Person assumes the defense of a third-party claim, no compromise or settlement of such third-party claims may be effected by the Indemnifying Person without the Indemnified Person's consent, unless (x) there is no finding or admission of any violation of Legal Requirement or any violation of the rights of any person;
(y) the sole relief provided is monetary damages that are paid in full by the Indemnifying Person; and (z) the Indemnified Person shall have no liability with respect to any compromise or settlement of such third-party claims effected without its consent. If notice is given to an Indemnifying Person of the assertion of any third-party claim and the Indemnifying Person does not, within 10 days after the Indemnified Person's notice is given, give notice to the Indemnified Person of its election to assume the defense of such third-party claim, the Indemnifying Person will be bound by any determination made in such third-party claim or any compromise or settlement effected by the Indemnified Person.

         (C) EXCEPTIONS. Notwithstanding the foregoing, if an Indemnified Person determines in good faith that there is a reasonable probability that a third-party claim may adversely affect it or its Related Parties (including claims for Environmental Liability that could adversely effect the operations of the Business and claims that could adversely affect the customer base of the Business), the Indemnified Person may, by notice to the Indemnifying Person, assume the exclusive right to defend, compromise or settle such third-party claim, but the Indemnifying Person will not be bound by any determination of any third-party claim so defended for the purposes of this Agreement or any compromise or settlement effected without its Consent (which may not be unreasonably withheld).

         (D) JURISDICTION. Notwithstanding the provisions of Section 8.7, Seller hereby consents to the nonexclusive jurisdiction of any court in which a proceeding in respect of a third-party claim is brought against any Buyer Indemnified Person for purposes of any claim that a Buyer Indemnified Person may have under this Agreement with respect to such proceeding or the matters alleged therein and agree that process may be served on Seller with respect to such a claim anywhere in the world.

         (E) COOPERATION. With respect to any third-party claim subject to indemnification under this Article VI, (i) both the Indemnified Person and the Indemnifying Person, as the case may be, shall keep the other person fully informed of the status of such third-party claim and any related proceedings at all stages thereof where such person is not represented by its own counsel, and
(ii) the parties agree (each at its own expense) to render to each other such assistance as they may reasonably require of each other and to cooperate in good faith with each other in order to ensure the proper and adequate defense of any third-party claim.

         (F) CONFIDENTIAL INFORMATION; PRIVILEGE. With respect to any third-party claim subject to indemnification under this Article VI, the parties agree to cooperate in such a manner as to preserve in full (to the extent possible) the confidentiality of all Confidential Information and the attorney-client and work-product privileges. In connection therewith, each party agrees that: (i) it will use its commercially reasonable efforts, in respect of any third-party claim in which it has assumed or participated in the defense, to avoid production of Confidential Information (consistent with the applicable Legal Requirement and rules of procedure), and (ii) all communications between any party hereto and counsel responsible for or participating in the defense of any third-party claim shall, to the extent possible, be made so as to preserve any applicable attorney-client or work-product privilege.

         6.8. CUMULATIVE RIGHTS AND REMEDIES. The rights to indemnification of the parties under this Article VI, other than those rights to indemnification set forth in Section 6.2(a), which shall be subject to the limitations and exclusions set forth in Section 6.3 and to which this Section 6.8 shall not apply, are independent, several, cumulative and non-exclusive and are in addition to the other rights and remedies that the parties may have in law or equity.

         6.9. UNDERSTANDINGS AND PROCEDURES REGARDING ENVIRONMENTAL REMEDIAL ACTIONS.

         (A) ENVIRONMENTAL REMEDIAL ACTION APPROACH. With respect to any Environmental Remedial Actions relating to any Existing Environmental Condition, Seller and Buyer agree:

                  (I) to seek, accept and support the use of either remediation standards published by applicable Governmental Bodies pursuant to applicable Environmental Laws based upon reasonably appropriate remedial standards or site-specific remediation standards pursuant to applicable Environmental Laws based upon the assessment of risks to human health and the environment, considering, if so provided under applicable Environmental Laws (a) the current and future uses of and operations at the Real Property, and (b) the use of institutional and engineering controls to eliminate or minimize exposure pathways to the extent allowed under clause (iii);

                  (II) to support the selection of a remedial method capable of meeting the applicable remediation standards (including any site-specific risk-based standards) that is most cost-effective considering both initial capital costs, the present discounted value of anticipated future monitoring, operation and maintenance costs and any costs incurred with respect to disruption of business operations at the Real Property or Facilities;

                  (III) that institutional or engineering controls may be utilized to eliminate or minimize exposure pathways where the use of such controls does not significantly interfere with the current and future uses and operations at the Real Property and Facilities or the operation of the Business, provided that Buyer shall not be required to agree to any covenants or other limitations restricting future use and development of the Real Property except as set forth on Schedule 6.9(a).

         (B) COMMUNICATIONS, NOTICE, COORDINATION AND AVOIDANCE OF INTERFERENCE. The following procedures shall govern the conduct by either party after the Closing Date of any Environmental Remedial Actions to address any Existing Environmental Condition.

                  (I) The parties shall promptly provide one another notice and copies of any correspondence to or from any Governmental Body or third party concerning any Existing Environmental Condition or any Environmental Remedial Action affecting the Real Property. The parties shall provide to one another for review and comment drafts of any proposed plans for any Environmental Remedial Action affecting the Real Property. The non-controlling party shall have at least 60 days to provide comments to the controlling party regarding any such draft plans. The controlling party shall give good faith consideration to the non-controlling party's comments regarding such draft plans.

                  (II) The non-controlling party shall be advised of, and have the opportunity to attend and participate in any meetings or other communications with any involved Governmental Body concerning any Existing Environmental Condition or any Environmental Remedial Action affecting the Real Property.

                  (III) Seller shall provide Buyer with written notice prior to any required entry onto the Real Property or Facilities to conduct any Environmental Remedial Actions. Seller shall consult and coordinate with Buyer the planning for, timing, and method of conducting any such Environmental Remedial Actions so as to reasonably avoid or minimize any interference with the then existing facilities, uses and operations at the affected Real Property.

                  (IV) Seller shall conduct all Environmental Remedial Actions in a manner that avoids any material interference with the then existing facilities, uses and operations at the affected Real Property and Facilities; and Seller shall indemnify, defend, and save and hold harmless the Buyer Indemnified Parties from and against any Damages arising from Environmental Remedial Actions undertaken by Seller or persons acting on behalf of Seller.

                                  ARTICLE VII.
                            DEFINITIONS; CONSTRUCTION

         7.1. DEFINITIONS. The following terms have the meanings specified below or are defined in the Sections referred to below. All accounting terms not specifically defined in this Agreement shall be construed in accordance with GAAP.

         "AFFILIATE" means, with respect to any person, any other person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such person. "Control" for this purpose means the possession, directly or indirectly, of more than five percent of the voting power of a person.

         "AAA" is defined in Section 8.17.

         "AAA RULES" is defined in Section 8.17.

         "AGREEMENT" means this Asset Purchase Agreement, as it may be amended from time to time.

         "APPURTENANCES" means all privileges, rights, easements, hereditaments and appurtenances belonging to or for the benefit of the Land, including all easements appurtenant to and for the benefit of any Land (a "Dominant Parcel") for, and as the primary means of access between, the Dominant Parcel and a public way, or for any other use upon which lawful use of the Dominant Parcel for the purposes for which it is presently being used is dependent, and all rights existing in and to any streets, alleys, passages and other rights-of-way included thereon or adjacent thereto (before or after vacation thereof) and vaults beneath any such streets.

         "ALC" means Allegheny Ludlum Corporation, a Pennsylvania corporation.

         "ALC PROMISSORY NOTE" is defined in Section 1.6(a).

         "ASBESTOS OR SILICA ACTIVITY" is defined in Section 4.23.

         "ASSUMED LIABILITIES" is defined in Section 1.3.

         "AUDITORS" means Ernst & Young LLP.

         "BALANCE SHEET" means Seller's balance sheet at December 31, 2003.

         "BALANCE SHEET DATE" means December 31, 2003.

         "BENEFIT PLAN" means any "employee benefit plan" within the meaning of
Section 3(3) of ERISA, and any other written or unwritten profit sharing, pension, savings, deferred compensation, fringe benefit, insurance, medical, medical reimbursement, life, disability, accident, post-retirement health or welfare benefit, stock option, stock purchase, sick pay, vacation, employment, severance, termination or other employee benefit plan, agreement, Contract, policy, trust fund or arrangement for the benefit of employees that is maintained or sponsored by Seller or in which employees of Seller participate prior to the Closing Date.

         "BUSINESS" is defined in the Recitals.

         "BUSINESS DAY" means any day other than (i) Saturday or Sunday or (ii) any other day on which banks in Pittsburgh, Pennsylvania are permitted or required to be closed.

         "BUSINESS RELATION" is defined in Section 3.9(b)(ii).

         "BUYER" means Jewel Acquisition LLC, a Delaware limited liability company.

         "BUYER DAMAGES" is defined in Section 6.2.

         "BUYER INDEMNITEE" is defined in Section 6.2.

         "BUYER PROMISSORY NOTE" is defined in Section 1.6(a).

         "CERCLA" "means the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., as amended.

         "CERCLIS" means the Comprehensive Environmental Response Compensation Liability Information System List under CERCLA.

         "CLOSING" is defined in Section 2.1.



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

         "CLOSING DATE" is defined in Section 2.1.

         "CLOSING NET WORKING CAPITAL" is defined in Section 1.8(a).

         "CLOSING STATEMENT" is defined in Section 1.8(a).

         "CONSENT" means any registration, filing, declaration, application, rights of first refusal or notice to or with any person and any consent, approval, permit, qualification, waiver, waiting period, authorization, or action of or by any person other than a Governmental Body. "CONSENT" shall include any consent, approval, waiver, authorization or other action required under any Contract or to prevent any assets, Seller Liabilities or Assumed Liabilities from being in default, terminating, accelerating, revoking, suspending, canceling, losing or diminishing in value, changing in any respect or creating any Liability or giving any person any rights or remedies as a result of the consummation of the Contemplated Transactions.

         "CONTEMPLATED TRANSACTIONS" means the sale and purchase of the Purchased Assets, the assumption of the Assumed Liabilities, and the other transactions contemplated by this Agreement and the Other Agreements.

         "CONTRACT" means any agreement, contract, lease (relating to real or personal property), license, indenture, mortgage, instrument, commitment, purchase or sale orders, consensual obligation, promise or obligation or other arrangement or understanding, oral or written, formal or informal, express or implied, whether or not legally binding, to which Seller is a party or by which its assets may be affected.

         "DAMAGE" means any loss, demand, claim, allegation, assertion, action or cause of action, assessment, damage, deficiency, Liability, cost, expense, diminution of value, fine, penalty, judgment, award or settlement, whether or not involving a third-party claim, including reasonable legal fees, Interest, and all reasonable amount paid in investigation, defense or settlement of any of the foregoing.

         "DOJ" is defined in Section 2.6.

         "ENCUMBRANCE" means any debt, mortgage, deed of trust, community or marital property interest, equitable interest, pledge, security interest, encumbrance, option, right of first option or refusal, agreement of sale, adverse claim, easement, lien, lease, assessment, restrictive covenant, Liability, encroachment, right-of-way, servitude, restriction on use or any other burden, charge or restriction of any kind or nature whatsoever, legal or equitable, or any item similar or related to the foregoing.

         "ENVIRONMENT" means soil, land, surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

         "ENVIRONMENTAL CONDITION" means the presence of a Regulated Material on, in, under or within any property (including the presence in surface water, groundwater, soils or subsurface strata, or air), other than the presence of a Regulated Material in locations and at concentrations that are naturally occurring.

         "ENVIRONMENTAL LAW" means all Legal Requirements as in effect on or prior to the Closing Date that relate to protection of the environment, natural resources, or public or employee health and safety, or relating to the production, generation, use, storage, treatment, processing, transportation, disposal or Release of Regulated Materials, including common law trespass, nuisance, property damage and similar environmental common law theories. The term "Environmental Law" includes but is not limited to: (i) the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Sections 9601-9675 ("CERCLA"); (ii) the Superfund Amendments and Reauthorization Act, Public Law 99-499, 100 Stat. 1613 ("SARA"); (iii) the Emergency Planning and Community Right to Know Act, 42 U.S.C. Sections 11001-11050; (iv) the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901-6992k; (v) the National Environmental Policy Act, 42 U.S.C. Sections 4321-4370e; (vi) the Safe Drinking Water Act, 42 U.S.C. Sections 300f to 300j-26; (vii) the Toxic Substances Control Act, 15 U.S.C. Sections 2601-2692; (viii) the Hazardous Materials Transportation Act, 49 U.S.C. Sections 5101-5127; (ix) the Federal Water Pollution Control Act, 33 U.S.C. Sections 1251-1387; () the Oil Pollution Act of 1990, 33 U.S.C. Sections 2701-2761; (xi) the Rivers and Harbors Acts of 1899, 44 U.S.C. Section 401 et seq. (xii) the Clean Air Act, 42 U.S.C. Sections 7401-7671q; (xiii) the Atomic Energy Act of 1954, as amended, 42 U.S.C. Sections 2011 et seq.; (xiv) the Low Level Radioactive Waste Policy Act, as amended, 42 U.S.C. Section 2021b et seq.; (xv) any Occupational Safety and Health Law, including the Occupational Safety and Health Act, 29 U.S.C. Sections 651-678;
(xvi) the Pennsylvania Hazardous Sites Cleanup Act, 35 P.S. Section 6020.101 et seq.; (xvii) the Pennsylvania Solid Waste Management Act, 35 P.S. Section 6018.101 et seq.; (xviii) the Municipal Waste Planning, Recycling and Waste Reduction Act, 53 P.S. Section 4000.101 et seq.; (xix) the Pennsylvania Clean Streams Law, 35 P.S. Section 691.1 et seq.; (xx) the Pennsylvania Air Pollution Control Act, 35 P.S. Section 4000.1 et seq.; (xxi) the Pennsylvania Storage Tank and Spill Prevention Act, 35 P.S. Section 6021.101 et seq. (the "Storage Tank Act"); (xxii) the Combustible and Flammable Liquids Act, 35 P.S. Section 1241-1252 ("CF Liquids Act"); (xxiii) the Pennsylvania Dam Safety and Encroachments Act, 32 P.S. Section 693.1 et seq.; (xxiv) the Pennsylvania Land Recycling and Environmental Remediation Standards Act, 35 P.S. Sections 6026.101-6026.908; () the Pennsylvania Worker and Community Right-to-Know Act, 35 P.S. Sections 7301-7320; (xxvi) the Pennsylvania Hazardous Material Emergency Planning and Response Act, 35 P.S. Sections 6022.101-6022.307; (xxvii) the Pennsylvania Safe Drinking Water Act, 35 P.S. Sections 721.1-721.17; (xxviii) the Pennsylvania Sewage Facilities Act, 35 P.S. Sections 750.1-750.20a; (xxix) the Ohio Air Pollution Control provisions, Ohio Rev. Code Sections 3704.01-3704.99; (xxx) the Ohio Solid and Hazardous Wastes provisions, Ohio Rev. Code Sections 3734.01-3734.99; (xxxi) the Ohio Voluntary Action Program, Ohio Rev. Code Sections 3746.01-3746.99; (xxxii) the Ohio Emergency Planning provisions, Ohio Rev. Code Sections 3750.01-3750.99; (xxxiii) the Ohio Hazardous Substances provisions, Ohio Rev. Code Sections 3751.01-3751.99; (xxxiv) the Ohio Risk Management Program, Ohio Rev. Code Sections 3753.01-3753.99; (xxxv) the Ohio Safe Drinking Water provisions, Ohio Rev. Code Sections 6109.01-6109.35; (xxxvi) the Ohio Water Pollution Control provisions, Ohio Rev. Code Sections 6111.01-6111.99; and, and in each case the regulations adopted pursuant to the above listed statutes and all decisional law of courts and administrative tribunals regarding same

         "ENVIRONMENTAL LIABILITY" means any Liability imposed upon or arising under any Environmental Law, including those consisting of or relating to any:
(i) duty imposed by, breach
of or noncompliance with any Environmental Law, (ii) environmental, health or safety matters or conditions (including on-site or off-site contamination, occupational safety and health and regulation of Regulated Materials); (iii) Environmental Remedial Action undertaken by any person; (iv) bodily injury (including illness, disability and death, and regardless of when any such bodily injury occurred, was incurred, or manifested itself), property damage (including trespass, nuisance, wrongful eviction, and deprivation of the use of real or personal property), or other Damage of any other person (including any employee or former employee of such person); (v) any injury to, destruction of, or loss of natural resources, or costs of any natural resource damage assessments; (vi) Hazardous Activity conducted by any person; and (vii) the presence or Release of any Regulated Material at or on any property.

         "ENVIRONMENTAL REMEDIAL ACTION" means any and all actions required to
(i) investigate, clean up, remediate, remove, treat, contain or in any other way address any Regulated Materials in the Environment, (ii) prevent the Release or threat of Release or minimize the further Release of Regulated Materials so they do not migrate or endanger public health or welfare or the indoor or outdoor Environment, and (iii) perform pre-remedial studies and investigations and post-remedial monitoring, maintenance and care. The term "Environmental Remedial Action" includes without limitation any action which constitutes a "removal", "remedial action" or "response" as defined by Section 101 of CERCLA, 42 U.S.C.
Section 9601(23), (24), and (25); any action which constitutes a "response" as defined by Section 103 of the Pennsylvania Hazardous Sites Cleanup Act, 35 P.S.
Section 6020.103; and any action which constitutes a "remedy" or remedial activities" as defined under Ohio's Voluntary Action Program, Ohio Rev. Code Sections 3746.01(N).

         "ERISA" means the U.S. Employee Retirement Income Security Act of 1974, as amended, and the applicable rulings and regulations under that statute.

         "EXISTING ENVIRONMENTAL CONDITION" means any environmental condition existing prior to or as of the Closing Date at any Real Property or Facilities that are part of the Purchased Assets, including the subsequent migration of any Regulated Materials comprising such an environmental condition.

         "FACILITY" means any real property, leasehold, or other real property interest currently or formerly owned, leased, controlled, used or operated by Seller or any Predecessor and any building, plant, structure or equipment (including motor vehicles, tank cars, and rolling stock) currently or formerly owned, leased, used or operated by Seller, including the Real Property.

         "FINANCIAL STATEMENTS" is defined in Section 4.5(b).

         "FTC" is defined in Section 2.6.

         "GAAP" means U.S. generally accepted accounting principles.

         "GOVERNING DOCUMENTS" means, with respect to any person who is not a natural person, the certificate or articles of incorporation, bylaws, deed of trust, formation or governing agreement and other charter, organic, organization or governing documents or instruments of such person relating to the creation, formation, organization, management or operation of such person or relating to the rights, duties and obligations of the equity holders of such person.

         "GOVERNMENTAL AUTHORIZATION" means any permit, certificate, license, franchise, privilege, approval, registration and authorization required under, or otherwise made available by or under the authority of, any applicable Legal Requirement or otherwise advisable in connection with the operation of or used in the Business and the Purchased Assets.

         "GOVERNMENTAL BODY" means any nation, state, county, city, town, borough, village, district or other jurisdiction, court, tribunal, government, quasi-governmental authority of any nature, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority or instrumentality (foreign, federal, state, local or other political subdivision) or any body similar or related to the foregoing.

         "HAZARDOUS ACTIVITY" means the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment or use of Regulated Materials in, on, under, about, or from any Facility or any part of any Facility into the Environment.

         "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "IAS" means International Accounting Standards.

         "INDEMNIFIED PERSON" is defined in Section 6.6.

         "INDEMNIFYING PERSON" is defined in Section 6.6.

         "INTELLECTUAL PROPERTY" is defined in Section 4.20.

         "INTEREST" applicable to any amount means interest on such amount until paid at an annual rate equal to the prime rate as reported by the Wall Street Journal, plus 1 %, compounded annually on the basis of a 360 day year consisting of 12 thirty-day months, such rate to change simultaneously with changes in such prime rate.

         "INVENTORY ADJUSTMENT NOTICE" is defined in Section 1.12.

         "IRC" means the U.S. Internal Revenue Code of 1986, as amended, as amended, and the applicable rulings and regulations under that statute.

         "IRS" means the U.S. Internal Revenue Service and, to the extent applicable, the United States Department of the Treasury.

         "LEGAL APPROVAL" means any registration, filing, declaration, application, rights of first refusal or notice to or with any person and any consent, approval, permit, qualification, waiver, waiting period, authorization, Order or action of or by any Governmental Body. "LEGAL APPROVAL" shall include any consent, approval, waiver, authorization or other action required under any Contract or Governmental Authorization (including those required under the HSR
Act) or to prevent any assets or Seller Liabilities of Seller from being in default, terminating, accelerating, revoking, suspending, canceling, losing or diminishing in value, changing in any respect or creating any Liability or giving any person any rights or remedies as a result of the consummation of the Contemplated Transactions.

         "LEGAL PROCEEDING" means any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative, or informal, public or private) or Order commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

         "LEGAL REQUIREMENT" means any applicable international, multinational, national, foreign, federal, state, municipal, local (or other political subdivision) or administrative law, constitution, statute, code, ordinance, rule, regulation, requirement, standard, policy or guidance having the force of law, treaty, judgment or Order of any kind or nature whatsoever including any judgment or principle of common law.

         "LIABILITY" with respect to any person or any property of such person, means any and all debt, liability or obligation of such person of any nature, kind, character or description whatsoever, whether or not due or to become due, known or unknown, accrued, unaccrued, fixed, absolute, matured, liquidated, asserted, conditional, secondary, potential, determined, determinable or contingent, executory, liquidated or unliquidated, secured or unsecured, joint or several, vested or unvested and whether or not incurred directly by such person or by any Predecessor of such person, whether or not required to be accrued on the financial statements of such person and whether or not arising out of any act, omission, transaction, circumstance, sale of goods or service, setoff, recoupment, counterclaim or otherwise.

         "LISTED HAZARDOUS SITE" means any site or facility listed or proposed for listing on the National Priority List established pursuant to CERCLA or on any list established by another Governmental Body of sites potentially requiring Environmental Remedial Action.

         "MATERIAL ADVERSE EFFECT" means any change or effect that, individually or taken together with all other such changes or effects that have occurred prior to the date of the determination of the Material Adverse Effect, and regardless of insurance coverage, is materially adverse to the Business, the Purchased Assets taken as a whole, results of operations, Seller Liabilities or condition, financial or otherwise, of Seller.

         "NET WORKING CAPITAL" means the amount by which (a) the Receivables and the inventory included in the Purchased Assets exceeds (b) the Assumed Liabilities, determined in accordance with GAAP.

         "OCCUPATIONAL SAFETY AND HEALTH LAW" means any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

         "OPERATING PLAN" is defined in Section 1.3.

         "ORDER" means any order, award, decision, injunction, judgment, ruling, writ, assessment, decree, determination, subpoena, stipulation or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

         "OTHER AGREEMENT" means any other agreement or document contemplated by this Agreement to be executed and delivered in connection with the transactions contemplated by this Agreement on or before the Closing, including all conveyance documents and instruments.

         "OWNED REAL PROPERTY" is defined in Section 2.2(n).

         "PARENT" means Arcelor S.A., a Luxembourg corporation.

         "PARTY" or "PARTIES" mean a party or the parties to this Agreement.

         "PCB EQUIPMENT" means PCB equipment as defined in 40 C.F.R Part 761.

         "PERMITTED ENCUMBRANCE" means, with respect to any Purchased Asset, (A) any Encumbrance imposed by Legal Requirement for Taxes that are Scheduled Liabilities, (B) any non-monetary charges and encumbrances of record that do not (either individually or in the aggregate) interfere with or detract from the use or value of the Real Property or (C) all Encumbrances of record that are set forth on a Schedule of Permitted Encumbrances prepared by Seller and accepted by Buyer on or prior to March 31, 2004.

         "PERSON" means and includes a natural person, a corporation, an association, a partnership, a limited liability company, a trust, a joint venture, an unincorporated organization, a business, a Governmental Body or any other legal entity.

         "PREDECESSOR" means any person that may be a predecessor entity or entities to Seller by any legal means, including, without limitation, (i) pursuant to any Legal Requirement, whether by statutory merger, de facto merger, consolidation, combination, division, dissolution, reorganization or otherwise or (ii) based on any theory or doctrine of successor liability, whether by statute or at common law.

         "PRODUCT" is defined in Section 3.9(b)(i).

         "PROMISSORY NOTES" is defined in Section 1.6(a)(iii).

          "PURCHASE PRICE" is defined in Section 1.5.

         "PURCHASE PRICE ADJUSTMENT" means the post-closing adjustment to the Purchase Price set forth in Section 1.7.

         "PURCHASED ASSETS" is defined in Section 1.1.

         "QUALIFIED PLAN" is a qualified plan under Section 401(a) of the IRC and exempt from the United State federal income Tax under Section 501(a) of the IRC.

         "REAL PROPERTY" is defined in Section 4.16.

         "RECEIVABLE" means each trade and other account receivable of Seller.

         "REFERENCE NET WORKING CAPITAL" is defined in Section 1.5.

         "REGULATED ASBESTOS CONTAINING MATERIAL" means regulated asbestos containing material as defined by 40 C.F.R. Section61.141.

         "REGULATED MATERIAL" means any (i) hazardous substance as defined by any Environmental Law, (ii) any petroleum or petroleum product, oil or waste oil; (iii) any asbestos or polychlorinated byphenyls; (iv) any hazardous material, toxic substance, toxic pollutant, solid waste, municipal waste, industrial waste, hazardous waste, flammable material, radioactive material, pollutant or contaminant or words of similar meaning and regulatory effect under any Environmental Law; and (v) any other chemical, material, or substance exposure to which or whose discharge, emission, disposal or Release is prohibited, limited, or regulated under any Environmental Law. "REGULATED MATERIAL" includes any mixture or solution of the foregoing, and all derivatives or synthetic substitutes of the foregoing.

         "REGULATORY MATERIAL ADVERSE EFFECT" means effects or circumstances which (i) could render the ownership, use and operation of the Business, any Real Property or other Purchased Assets in the manner used and operated prior to the Closing Date, to be a violation of any Legal Requirement, (ii) could reasonably result in an action by any Governmental Body or third party to suspend, curtail or limit the use or operation of the Business, any portion of any Real Property or any other Purchased Assets; or (iii) could reasonably result in the Buyer becoming subject to fines, penalties, administrative, judicial or other enforcement actions by any Governmental Body or third party.

         "RELATED PARTY" means (i) Seller, (ii) any Affiliate of Seller, including Parent, (iii) any officer, director, partner, executor or trustee (or similar capacity) of any person identified in clauses (i) or (ii) preceding,
(iv) any spouse, sibling, ancestor, lineal descendant of or person who resides with any natural person identified in any one of the preceding clauses and any Affiliate of any such person, and (v) any person with respect to whom any natural person identified in any one of the preceding clauses is an officer, director, partner, executor or trustee (or similar capacity) and any Affiliate of any such person.

         "RELEASE" means any spill, leak, emission, discharge, deposit, disposal, escape, leach, dump or other release of any Regulated Material into the Environment, whether intentional or unintentional, including the abandonment or discarding of barrels, containers and other receptacles containing any Regulated Material.

         "RETAINED ASSETS" is defined in Section 1.2.

         "RETAINED REAL PROPERTY" means all real property owned or leased by Seller that is not included in the Purchased Assets and that is not purchased by Buyer.

         "SCHEDULED LIABILITIES" is defined in Section 1.3.

         "SECURITY RIGHT" with respect to any security, means any option, warrant, subscription right, preemptive right, right to convert or exchange other right, proxy, put, call, demand, plan, commitment, agreement, understanding or arrangement of any kind relating to such security, whether issued or unissued, or any other security convertible into or exchangeable for any such security. "Security Right" includes convertible or exchangeable debt or equity securities and any right relating to issuance, sale, assignment, transfer, purchase, redemption, conversion, exchange, registration or voting and includes rights conferred by statute, by the issuer's Governing Documents or by Contract.

         "SELLER" means J&L Specialty Steel, LLC, a Delaware limited liability corporation.

         "SELLER DAMAGE" is defined in Section 6.5.

         "SELLER INDEMNITEE" is defined in Section 6.5.

         "SELLER LIABILITIES" is defined in Section 1.4.

         "SOFTWARE" means all computer software programs and applications and subsequent versions thereof, including source code, object, executable or binary code, objects, comments, screens, user interfaces, report formats, templates, menus, buttons and icons and all files, data, materials, manuals, design notes and other items and documentation related thereto or associated therewith.

         "SUBSIDIARY" means any corporation, partnership, joint venture, limited liability company or other person in which Seller owns, directly or indirectly, more than 20% of the outstanding voting securities or equity interests or in which Seller, directly or indirectly, has the power to direct the business and policies of that person (including upon the happening of a contingency that has not yet occurred). For this purpose, "indirectly" includes ownership, control or direction through multi-tiered ownership structure (including foreign ownership and venture arrangements), by contract or otherwise.

         "TAX" any income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental, windfall profit, customs, vehicle, airplane, boat, vessel or other title or registration, capital stock, franchise, employees' income withholding, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, alternative, add-on minimum and other tax, fee, assessment, levy, tariff, charge or duty of any kind whatsoever and any interest, penalty, addition or additional amount thereon imposed, assessed or collected by or under the authority of any Governmental Body or payable under any tax-sharing agreement or any other Contract.

         "TAX RETURN" any return (including any information return), report, statement, schedule, notice, form, declaration, claim for refund or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

         "TERMINATION FEE" is defined in Section 2.5.

         "TRADE ACCOUNTS PAYABLE" is defined in Section 1.3.

         "TRANSFERRED EMPLOYEE" is defined in Section 3.8.

         "TRANSITION SERVICES AGREEMENT" is defined in Section 2.2(q).

         "TREASURY REGULATION" means regulations by the U.S. Department of Treasury promulgated under the IRC.

         "USWA" means the United Steel Workers of America.

         "WARN ACT" means the Worker Adjustment and Retraining Notification Act of 1988, 25 U.S.C. Section 2101 et seq. as amended, and any similar state or local Legal Requirement.

         7.2. CONSTRUCTION. As used in this Agreement, unless a clear contrary intention applies: (i) references to "Article" or "Section" are to an article or section of this Agreement, and references to "hereunder," "hereof," "hereto," and words of similar import are references to this Agreement as a whole and not to any particular Article, Section or other provision hereof; (ii) references to the singular number includes the plural number, and vice versa, and reference to any gender includes each other gender; (iii) all "Exhibits" and "Schedules" referred to in this Agreement are to Exhibits and Schedules attached to this Agreement and are incorporated into this Agreement by reference and made a part of this Agreement; (iv) "include", "includes" and "including" are deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import; (v) with respect to the determination of any period of time, "from" means "from and including" and "to" means "to but excluding"; (vi) the headings of the various articles, sections and other subdivisions of this Agreement are for convenience of reference only and shall not modify, define or limit any of the terms or provisions of this Agreement;
(vii) reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and shall include all addenda, exhibits and schedules thereto; and (viii) reference to any Legal Requirement means such Legal Requirement as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any Legal Requirement means that provision of such Legal Requirement from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision.

                                  ARTICLE VIII.
                                  MISCELLANEOUS

         8.1. COSTS AND EXPENSES. Each party shall pay its respective expenses, brokers' fees and commissions. Each party shall pay all of the pre-Closing expenses of such party incurred in connection with this Agreement and the Contemplated Transactions, including all accounting, legal and appraisal fees and settlement charges. All transfer, documentary, sales, use, stamp, registration, and such other transfer Taxes incurred as a result of the transfer of the Purchased Assets shall be borne equally by Seller and Buyer. Buyer will pay one-half and Seller will pay one-half of the HSR Act filing fee. If this Agreement is terminated, the obligation of each party to pay its own fees and expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

         8.2. PRORATION OF EXPENSES. All accrued expenses associated with the Real Property included in the Purchased Assets, such as electricity, gas, water, sewer, telephone, property Taxes, security services and similar items, shall be prorated between Buyer and Seller as of the Closing Date (in accordance with local custom, in the case of real property taxes). Buyer and Seller shall settle such amounts on the Closing Date.

         8.3. BULK SALES. The parties hereto waive compliance with the provisions of any bulk sales law applicable to the Contemplated Transactions, and, notwithstanding anything else in this Agreement to the contrary, Seller shall hold Buyer harmless from and against all claims asserted against the Purchased Assets or Buyer pursuant to such bulk sales laws.

         8.4. FURTHER ASSURANCES. After Closing, without further consideration, each of Seller and Buyer shall take or cause to be taken such actions (including the execution, acknowledgment and delivery of instruments, documents, transfers, conveyances and assurances) as another party may request in order to consummate the Contemplated Transactions.

         8.5. NOTICES. All notices given or made in connection with this Agreement shall be in writing. Delivery of written notices will be effective:
(i) on the fifth Business Day after the date of mailing, if delivered by registered or certified mail, postage prepaid, (ii) upon delivery, if sent by hand delivery, (iii) upon delivery, if sent by prepaid courier, with a record of receipt, or (iv) on the next day after the date of dispatch, if sent by cable, telegram or facsimile. All deliveries shall be made to the following addresses:

                  (I)      if to Buyer and/or ALC, to:

                  c/o Allegheny Technologies Incorporated
                  1000 Six PPG Place
                  Pittsburgh, Pennsylvania 15222
                  Facsimile:  (412) 394-3010
                  Attention:  Jon D. Walton, Executive Vice President,
                              Human Resources, Chief Legal and Compliance
                              Officer, General Counsel and Corporate Secretary

                  with a required copy to:

                  Kirkpatrick & Lockhart LLP
                  Henry W. Oliver Building
                  535 Smithfield Street
                  Pittsburgh, Pennsylvania 15222-2312
                  Facsimile:  412-355-6501
                  Attention:  Ronald D. West

                  (II) if to Seller:

                  J&L Specialty Steel, LLC
                  Westpointe Corporate Center One, Suite 500
                  1550 Coraopolis Heights Road
                  Coraopolis, Pennsylvania 15108
                  Attention:  President and General Counsel
                  Telephone:  (412) 375-1631
                  Facsimile:  (412) 375-1749

                  with a required copy to:

                  Kirkland &  Ellis LLP
                  200 East Randolph Drive
                  Chicago, Illinois 60601
                  Attention:  Jeffrey A. Fine
                              Marc Kieselstein
                  Telephone:  (312) 861- 2000
                  Facsimile:  (312) 861-2200

                  (III) if to Parent, to:

                  Arcelor S.A.
                  19 Avenue de la Liberte
                  Luxembourg, L-2930
                  Attention:  Executive Vice President, Mergers & Acquisitions -
                              Strategy Executive Vice President, Finance
                  Telephone:  011 352-47-92-23-60
                  Facsimile:  011 352-47-92-21-89
                              011 322-47-41-27-17

                  with a required copy to:

                  Piper Rudnick LLP
                  1251 Avenue of the Americas
                  New York, New York 10020
                  Attention:  Garry McCormack
                  Telephone:  (212) 835-6000
                  Facsimile:   (212) 835-6001

                  Piper Rudnick LLP
                  6225 Smith Avenue
                  Baltimore, Maryland 21209
                  Attention:  Eric B. Miller
                  Telephone:  (410) 580-3000
                  Facsimile:  (410) 580-3001

Either party may change the address to which notices (or copies) to it shall be addressed by giving notice of that change to the other parties in accordance with this Section 8.5.

         8.6. CURRENCY. All currency references in this Agreement are to United States dollars.

         8.7. JURISDICTION; SERVICE OF PROCESS. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement, the Other Agreements or any Contemplated Transaction may be brought against any party in the courts of the Commonwealth of Pennsylvania, County of Allegheny, or, if it has or can acquire jurisdiction, in the United States District Court for the Western District of Pennsylvania. Each party consents to the jurisdiction of these courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to convenience of forum or venue laid in such courts. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world. Each party agrees that all claims in respect of any proceeding arising out of this Agreement, the Other Agreements or any Contemplated Transaction shall be heard and determined only in any such court and agrees not to bring any such proceeding in any other court. The parties agree that either or both of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained agreement between the parties irrevocably to waive any objections to venue or to convenience of forum. Process in any such proceeding referred to in the first sentence of this section may be served on any party anywhere in the world.

         8.8. ENFORCEMENT. Seller acknowledges and agrees that Buyer would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by Seller could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which Buyer may be entitled, at law or in equity, except with respect to those rights to indemnification set forth in Section 6.2(a), which shall be subject to the limitations and exclusions set forth in Section 6.3 and to which this Section
8.8 shall not apply, it shall be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

         8.9. SETOFF; ASSIGNMENT. Buyer shall be entitled to offset, setoff or recoup from any amounts due to Seller and Parent from Buyer under this Agreement or under any Other Agreement against any obligation of Seller and Parent to Buyer under this Agreement or under any Other Agreement. The exercise of such right, whether or not ultimately determined to be justified, will not constitute an event of default by Buyer under this Agreement or any Other Agreement. This Agreement and all the rights and powers granted by this Agreement shall bind and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement and the rights, interests and obligations under this Agreement may not be assigned by any party without the prior written consent of the other parties, except that Buyer may assign this Agreement and the Other Agreements to any Affiliate of Buyer, Buyer may collaterally assign this Agreement and the Other Agreements to any secured lender of Buyer and Buyer may assign this Agreement and the Other Agreements in connection with a sale of all or substantially all of the assets of the Business (such assignment to be deemed to be a novation).

         8.10. RECITALS; GOVERNING LAW. The recitals set forth beginning on page one of this Agreement are incorporated into this Agreement and made a part of this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to its conflict of laws doctrines.

         8.11. TIME IS OF THE ESSENCE. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

         8.12. SCHEDULES. The disclosures in the Schedules to this Agreement, and those in any supplement to the Schedules, relate only to the representations and warranties in the Section of the Agreement to which they expressly refer and not to any other representation or warranty in this Agreement. In the event of any inconsistency between the statements in this Agreement and those in the Schedules, the statements in this Agreement will control.

         8.13. AMENDMENT AND WAIVER; CUMULATIVE EFFECT. To be effective, any amendment or waiver under this Agreement must be in writing and signed by the party against whom enforcement of the same is sought. Neither the failure of any party to exercise any right, power or remedy provided under this Agreement or to insist upon compliance by any other party with its obligations under this Agreement, nor any custom or practice of the parties at variance with the terms of this Agreement, shall constitute a waiver by such party of its right to exercise any such right, power or remedy or to demand such compliance. To the maximum extent permitted by applicable law, (i) no claim or right arising out of this Agreement or any of the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (ii) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (iii) no notice to or demand on one party will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement. The rights and remedies of the parties are cumulative and not exclusive of the rights and remedies that they otherwise might have now or hereafter at law, in equity, by statute or otherwise.

         8.14. ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement and the Schedules and Exhibits set forth a complete and exclusive statement of the promises, covenants, agreements, conditions and undertakings between the parties with respect to the subject matter of this Agreement. Except for the Confidentiality Agreement among the parties, this Agreement supersedes all prior or contemporaneous agreements and understandings, negotiations, inducements or conditions, express or implied, oral or written, between the parties. Except for the provisions of Sections 6.2, 6.4 and 6.5 relating to Buyer Indemnitees and Seller Indemnitees, this Agreement is not intended to confer upon any person other than the parties any rights or remedies under this Agreement.

         8.15. SEVERABILITY. If any term or other provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced under any applicable Legal Requirement in any particular respect or under any particular circumstances, then, so long as the economic or legal substance of the Contemplated Transactions is not affected in any manner materially adverse to any party, (i) such term or provision shall nevertheless remain in full force and effect in all other respects and under all other circumstances, and (ii) all other terms, conditions and provisions of this Agreement shall remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the Contemplated Transactions are fulfilled to the fullest extent possible.

         8.16. COUNTERPARTS. This Agreement may be executed in more than one counterparts, each of which shall be deemed to be an original but all of which together shall be deemed to be one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

         8.17 ARBITRATION. Buyer and Seller shall seek to solve amicably through negotiations any disputes or controversy arising out of claims for indemnification arising under Sections 6.2(a) or 6.2(b). If Buyer and Seller fail to resolve such dispute or controversy by an amicable written agreement within 25 business days after such negotiations have been initiated, Buyer and Seller hereby irrevocably and unconditionally agree that except for the enforcement of arbitral awards, any such dispute or controversy shall be finally settled by arbitration by three arbitrators appointed and proceeding in Pittsburgh, Pennsylvania in accordance with the Rules (the "AAA RULES") of the American Arbitration Association (the "AAA") as the exclusive means of resolving such disputes or controversies. Buyer and Seller shall each appoint one arbitrator. The third arbitrator shall be selected by the two party-appointed arbitrators or, failing agreement within 30 days after the party-appointed arbitrators have been confirmed, by the AAA in accordance with the AAA Rules. All expenses of the arbitration, including required traveling and other expenses and fees of legal counsel and arbitrators and the expenses of any witness or the cost of any proof produced at the request of the arbitrators, shall be borne as determined by the arbitrators. The arbitrators shall decide the case on the basis of the terms and conditions of this Agreement as construed, interpreted and enforced under the laws of the Commonwealth of Pennsylvania. Any award shall be final and not subject to appeal and the parties hereby waive all challenge to any award by the arbitrators under this Section 8.17. The decision of the arbitrators shall be final and binding on the parties. The enforcement of any such award (or any judgment thereon) shall be in accordance with Section 6.8 of this Agreement. In any such enforcement action, irrespective of where it is brought, no party will (and the parties hereby waive any right to) seek to invalidate or modify the decision of the arbitrators or otherwise to invalidate or circumvent the procedures set forth in this Section 8.17. Each party acknowledges that its agreements set forth in this Section 8.17 are material inducements for the other parties to execute, deliver and perform this Agreement. Further, the parties understand and agree that the provisions of this
Section 8.17 may be specifically enforced by injunction or otherwise in any court of competent jurisdiction.



             [The remainder of this page intentionally left blank.]

         The parties, each intending to be legally bound by this Agreement, have executed this Agreement as of the first date identified in the first sentence to this Agreement.




J&L SPECIALTY STEEL, LLC


By     /s/ Joseph K. Kusic                  By     /s/  Daniel W. Amidon
       -------------------------------             ----------------------------
Name:  Joseph K. Kusic                      Name:  Daniel W. Amidon
Title: President and CEO                    Title: Secretary and General Counsel



ARCELOR S.A.

By     /s/ Pierre Bouckaert                 By     /s/ Jean-Yves Gilet
       -------------------------------             ----------------------------
Name:  Pierre Bouckaert                     Name:  Jean-Yves Gilet
Title: Executive Vice President             Title: Senior Executive Vice
       Mergers & Acquisitions-Strategy             President


JEWEL ACQUISITION LLC

By     /s/  Jon D. Walton
       -------------------------------
Name:  Jon D. Walton
Title: President


ALLEGHENY LUDLUM CORPORATION

By     /s/ Richard J. Harshman
       -------------------------------
Name:  Richard J. Harshman
Title: Senior Vice President, Finance